Exhibit 1.1

Easterly Government Properties, Inc.

$200,000,000
Shares of Common Stock
($0.01 par value)

Form of Equity Distribution Agreement

March 4, 2019

[BANK]
[ADDRESS]

As Agent [and Forward Seller]

[[BANK AFFILIATE]
[ADDRESS]

As Forward Purchaser]

Ladies and Gentlemen:

Each of Easterly Government Properties, Inc., a corporation organized under the laws of Maryland (the “Company”) and Easterly Government Properties LP, a Delaware limited partnership (the “Operating Partnership”), confirms its agreement with [[   ] (in its capacity as purchaser under any Forward Contract (as defined below), the “Forward Purchaser”) and] [   ] (in its capacity as agent for the Company and/or principal in connection with the offering and sale of any Issuance Shares (as defined below) hereunder, the “Agent” [and, in its capacity as agent for the Forward Purchaser in connection with the offering and sale of any Forward Hedge Shares (as defined below) hereunder, the “Forward Seller”]), as stated in this agreement (as the same may be amended or supplemented from time to time, this “Agreement”) as follows:

It is understood and agreed by the parties hereto that if Shares (as defined below) are offered or sold through the Agent acting as Forward Seller, then the Agent, as Forward Seller, shall be acting solely as sales agent for the Forward Purchaser with respect to the offering and sale of such Shares. Notwithstanding any other provision of this Agreement, if a Forward Seller and Forward Purchaser have not been identified in the introductory paragraph of this Agreement and have not executed this Agreement, the Company agrees that all provisions of this Agreement related to the Forward Seller, the Forward Purchaser and Forwards are not applicable hereunder and no sales of Forward Hedge Shares shall take place pursuant to this Agreement.

The Company and the Operating Partnership have also entered into separate equity distribution agreements (each, a “Separate Distribution Agreement” and, collectively, the “Separate Distribution Agreements”), dated as of even date herewith, with [   ], [   ], [   ], [   ], [   ], [   ], [   ] and [   ] (and, as applicable, their respective affiliates) (each in its capacity as agent and/or principal, forward seller and/or forward purchaser thereunder, an “Alternative Sales Agent”) for the issuance (in the case of the Issuance Shares) or borrowing (in the case of

Forward Hedge Shares) and sale from time to time through the applicable Alternative Sales Agent of Shares on the terms set forth in the applicable Separate Distribution Agreement. The Company and the Operating Partnership may also in the future enter into one or more additional equity distribution agreements for the issuance (in the case of the Issuance Shares) or borrowing (in the case of Forward Hedge Shares) and sale from time to time of the Shares, each of which will be deemed to be a Separate Distribution Agreement upon execution thereof. The aggregate gross sales price of the Shares that may be sold pursuant to this Agreement and the Separate Distribution Agreements (collectively, the “Distribution Agreements”) shall not exceed the Maximum Program Amount.

1.Description of Shares. The Company proposes to issue and sell, in the manner contemplated by this Agreement, shares of the Company’s common stock, $0.01 par value (“Common Stock”), having an aggregate gross sales price of up to $200,000,000 (the “Shares”) (including shares sold pursuant to any Separate Distribution Agreements), from time to time during the term of this Agreement and on the terms set forth in Section 3 of this Agreement. The Agent has been appointed by the Company as its agent to sell the Issuance Shares and agrees to use commercially reasonable efforts consistent with its normal trading and sales practices to sell the Issuance Shares offered by the Company pursuant to any Placement Notice (as defined in Section 3(a)) upon the terms and subject to the conditions contained herein and therein. The Forward Seller shall be acting as sales agent for the Forward Purchaser and agrees with the Company and the Forward Purchaser to use commercially reasonable efforts consistent with its normal trading and sales practices to sell the Forward Hedge Shares upon the terms and subject to the conditions contained herein. The Company agrees that whenever it determines to sell the Shares directly to the Agent as principal (each such transaction, a “Principal Transaction”), it will enter into a separate agreement (each, a “Terms Agreement”) in substantially the form of Annex I hereto, relating to such sale in accordance with Section 3(m) of this Agreement. Certain terms used herein are defined in Section 19 hereof.

2.Representations and Warranties. The Company and the Operating Partnership, jointly and severally, represent and warrant to and agree with, the Agent, the Forward Seller and the Forward Purchaser as of the date of this Agreement and on each such other time the following representations and warranties are repeated or deemed to be made pursuant to this Agreement, as set forth below.

(a)The Company meets the requirements for use of Form S-3 under the Act and has prepared and filed with the Commission the Registration Statement (File Number 333-223736) on Form S-3, including a related Base Prospectus, for registration under the Act of the offering and sale of the Shares. Such Registration Statement, including any amendments thereto filed prior to the Execution Time or prior to any such time this representation is repeated or deemed to be made, became effective upon filing. The Company has filed with the Commission the Prospectus Supplement relating to the Shares in accordance with Rule 424(b). As filed, the Prospectus contains all information required by the Act and the rules thereunder, and, except to the extent the Agent, the Forward Seller and the Forward Purchaser shall agree in writing to a modification, shall be in all substantive respects in the form furnished to the Agent, the Forward Seller and the Forward Purchaser prior to the Execution Time or prior to any such time this representation is repeated or deemed to be made. The Registration Statement, at the

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Execution Time, each such time this representation is repeated or deemed to be made, and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 or any similar rule) in connection with any sale of Shares, meets the requirements set forth in Rule 415(a)(1)(x). The initial Effective Date of the Registration Statement was not earlier than the date three years before the Execution Time. Any reference herein to the Registration Statement, the Base Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, the Prospectus Supplement or the Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, the Prospectus Supplement or the Prospectus, as the case may be, deemed to be incorporated therein by reference.

(b)To the extent that the Registration Statement is not available for the sales of the Shares as contemplated by this Agreement and/or any Separate Distribution Agreement, the Company shall file a new registration statement on Form S-3 with respect to any additional shares of Common Stock necessary to complete such sales of the Shares and shall cause such registration statement to become effective as promptly as practicable but in any event prior to the sale of such Shares. After the effectiveness of any such registration statement, all references to “Registration Statement” included in this Agreement shall be deemed to include such new registration statement, including all documents incorporated by reference therein pursuant to Item 12 of Form S-3, and all references to “Base Prospectus” included in this Agreement shall be deemed to include the final form of prospectus, including all documents incorporated therein by reference, included in any such registration statement at the time such registration statement became effective.

(c)On each Effective Date, as of the date of this Agreement, at each Applicable Time, at each Settlement Date and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 or any similar rule) in connection with any sale of Shares, the Registration Statement complied and will comply in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b), as of the date of this Agreement, at each Applicable Time, on each Settlement Date and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 or any similar rule) in connection with any sale of Shares, the Prospectus (together with any supplement thereto) complied and will comply in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder and did not and will not include any untrue statement of a

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material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company and the Operating Partnership make no representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by the Agent, the Forward Seller or the Forward Purchaser specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto). For purposes of this Agreement, the only information so furnished shall be the legal and marketing names of the Agent, the Forward Seller and the Forward Purchaser appearing (i) on the front cover page and back cover page of the Prospectus Supplement and (ii) in the first and third paragraphs in the section “Plan of Distribution” of the Prospectus Supplement.

(d)As of the date of this Agreement, at each Applicable Time and at each Settlement Date, the Disclosure Package does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by the Agent, the Forward Seller or the Forward Purchaser specifically for use therein.

(e) (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Shares and (ii) as of the Execution Time and on each such time this representation is repeated or deemed to be made (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.

(f)(i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Shares in reliance on the exemption in Rule 163, and (iv) at the Execution Time, the Company was and is a “well-known seasoned issuer” as defined in Rule 405. The Company agrees to pay the fees required by the Commission relating to the Shares within the time required by Rule 456(b)(1) of the Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).

(g)Each Issuer Free Writing Prospectus, if any, does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated therein by reference, and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. The

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foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by the Agent, the Forward Seller or the Forward Purchaser specifically for use therein.

(h)The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the Act, and the Company is not the subject of a pending proceeding under Section 8A of the Act in connection with the offering of the Shares.

(i)The Company has not entered into any sales agency agreements or other similar arrangements (other than this Agreement, any Separate Distribution Agreements and the separate Equity Distribution Agreements, each dated March 3, 2017, with each of Citigroup Global Markets, Inc., BTIG, LLC, Jefferies LLC, Raymond James & Associates, Inc., RBC Capital Markets, LLC and SunTrust Robinson Humphrey, Inc.) with any agent or any other representative in respect of at the market offerings of the Shares in accordance with Rule 415(a)(4) of the Act.

(j)Except as provided for in this Agreement or any Separate Distribution Agreement, there is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by this Agreement or any Separate Distribution Agreement.

(k)Intentionally omitted.

(l)Any third-party statistical and market-related data included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, in all material respects.

(m)(i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland, (ii) the Operating Partnership has been duly formed and is validly existing and in good standing under the laws of the State of Delaware, (iii) each of the other subsidiaries of the Company listed on Schedule II hereto (the “Significant Subsidiaries”) has been duly incorporated or organized and is validly existing and in good standing under the laws of the jurisdiction in which it is chartered or organized, (iv) each of the Company, the Operating Partnership and the Significant Subsidiaries has full power and authority (corporate or other) to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Prospectus, and (v) each of the Company, the Operating Partnership and the Significant Subsidiaries is duly qualified to do business as a foreign corporation or organization and is in good standing under the laws of each jurisdiction which requires such qualification, except in the cases of clauses (iii), (iv) and (v), where the failure to be so incorporated or organized or so validly existing and in good standing, to have such power or authority or to be so qualified or in good standing would not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations, business, properties or business prospects

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of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Effect”).

(n)As of the date hereof, there are 60,903,247 common units representing limited partnership interests in the Operating Partnership (the “OP Units”) owned by the Company. All outstanding partnership interests of the Operating Partnership owned by the Company are free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances.

(o)All outstanding shares of capital stock, partnership interests or membership units of the Operating Partnership’s subsidiaries are owned by the Operating Partnership either directly or through wholly owned subsidiaries and, except as otherwise set forth in the Registration Statement, the Disclosure Package and the Prospectus, free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances.

(p)The Shares, the Forward Settlement Shares and all outstanding shares of capital stock of the Company have been duly authorized; the authorized equity capitalization of the Company is as set forth in the Registration Statement, the Disclosure Package and the Prospectus; all outstanding shares of capital stock of the Company are, and, when the Shares or Forward Settlement Shares, as applicable, have been delivered and paid for in accordance with this Agreement on any Settlement Date, such Shares or Forward Settlement Shares, as applicable, will have been, validly issued, fully paid and nonassessable and will, on any Settlement Date, conform, in all material respects, to the information in the Registration Statement, the Disclosure Package and the Prospectus and to the description of such Shares contained therein; the stockholders of the Company have no preemptive rights with respect to the Shares or the Forward Settlement Shares; none of the outstanding shares of capital stock of the Company have been issued in violation of any preemptive or similar rights of any security holder; and the form of certificate used to represent the Common Stock, if any, complies in all material respects with all applicable statutory requirements and with any applicable requirements of the articles of amendment and restatement of the Company, as amended and/or restated, the bylaws of the Company, as amended and/or restated, and with any requirements of the New York Stock Exchange (the “NYSE”). Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, there are no outstanding (A) securities or obligations of the Company convertible into or exchangeable for any capital stock of the Company, (B) warrants, rights or options to subscribe for or purchase from the Company any such capital stock or any such convertible or exchangeable securities or obligations or (C) obligations of the Company to issue or sell any shares of capital stock, any such convertible or exchangeable securities or obligations, or any such warrants, rights or options.

(q)There is no franchise, contract or other document of a character required to be described in the Registration Statement or the Prospectus, or to be filed as an exhibit to the Registration Statement, which is not described or filed as required; and the statements in the Prospectus under the headings “Description of Common Stock of Easterly Government Properties, Inc.,” “Material Provisions of Maryland Law and Our

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Charter and Bylaws,” and “Certain United States Federal Income Tax Considerations,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings in all material respects.

(r)This Agreement, any Forward Contract and any applicable Terms Agreement have been duly authorized, executed and delivered by each of the Company and the Operating Partnership, each of the Company and the Operating Partnership have full right, power and authority to execute and deliver any Forward Contract and perform their respective obligations thereunder and all action required to be taken for the due and proper authorization, execution and delivery by it of any Forward Contract and the consummation by it of the transactions contemplated thereby will have been duly and validly authorized and any Forward Contracts will have been duly authorized, executed and delivered by each of the Company and the Operating Partnership.

(s)None of the Company, the Operating Partnership or its subsidiaries is, nor, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Disclosure Package and the Prospectus, will any of them be, required to register as an “investment company,” as defined in the Investment Company Act of 1940, as amended.

(t)None of the Company, the Operating Partnership or its subsidiaries is, nor, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Disclosure Package and the Prospectus, will any of them be, required to register as an “investment adviser,” as defined in the Investment Advisers Act of 1940, as amended.

(u)No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except (i) such as have been obtained or made under the Act and the Exchange Act, (ii) such as may be required under the NYSE and the Financial Industry Regulatory Authority (“FINRA”), (iii) such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Shares in the manner contemplated herein and in the Disclosure Package and the Prospectus, or (iv) such consents, approvals, authorizations, filings or orders that will be obtained or completed on or prior to the applicable Settlement Date or the absence of which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or delay, prohibit or prevent the consummation of the transactions contemplated herein;

(v)Neither the issue and sale of the Shares (nor the issuance and delivery of any Forward Settlement Shares) nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries, including the Operating Partnership, pursuant to, (i) the organizational documents of the Company or any of its subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note

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agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which its or their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties except in the case of clauses (ii) and (iii) only, for such conflicts, breaches, violations, liens, charges or encumbrances that would not reasonably be expected to result in a Material Adverse Effect and would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby.

(w)Except as otherwise set forth in the Registration Statement, the Disclosure Package and the Prospectus, no holders of securities of the Company or the Operating Partnership have rights to the registration of such securities under the Registration Statement.

(x)The consolidated financial statements and schedules of the Company and its consolidated subsidiaries incorporated by reference in the Prospectus and the Registration Statement, together with the related notes, present fairly, in all material respects, the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply, in all material respects, as to form with the applicable accounting requirements of the Act and have been prepared, in all material respects, in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved (except as otherwise noted therein). Any selected financial data incorporated by reference in the Prospectus and Registration Statement fairly present, in all material respects, on the basis stated in the Prospectus and the Registration Statement, the information included therein. Any pro forma financial statements of the Company and the related notes thereto included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus present fairly in all material respects the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate in all material respects to give effect to the transactions and circumstances referred to therein.

(y)Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property is pending or, to the best knowledge of the Company or the Operating Partnership, threatened that (i) would, individually or in the aggregate reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of the transactions contemplated hereby or (ii) would reasonably be expected to have a Material Adverse Effect.

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(z)(i) The Company or its subsidiaries has good and marketable title (fee or leasehold) to all of the real properties described in the Disclosure Package and the Prospectus as owned by them and the improvements located thereon (individually, a “Property” and collectively, the “Properties”) and any other real property owned by them, in each case, free and clear of all mortgages, pledges, liens, claims, security interests, restrictions or encumbrances of any kind, except for such mortgages, pledges, liens, claims, security interests, restrictions or encumbrances as (x) are described in the Registration Statement, the Disclosure Package and the Prospectus or (y) are Permitted Encumbrances; (ii) all liens, charges, encumbrances, claims or restrictions on or affecting any of the Properties or assets of the Company or any of its subsidiaries that are required to be disclosed in the Disclosure Package or the Prospectus are disclosed therein; (iii) each of the Properties complies with all applicable codes, laws and regulations (including, without limitation, building and zoning codes, laws and regulations and laws relating to access to the Properties), other than non-compliance that would not render a material portion of such Property unusable for its current or intended purpose; (iv) the Company has not received written notice of any and, to the Company’s knowledge, there are no pending or threatened, condemnation proceedings, zoning change or other proceeding or action that will in any material manner affect the size of, use of, improvements on, construction on or access to the Properties; (v) the mortgages and deeds of trust that encumber the Properties are not convertible into equity securities of the entity owning such Property and said mortgages and deeds of trust are not cross-defaulted or cross-collateralized with any property other than other Properties; and (vi) neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any tenant of any of the Properties, is in default under (x) any tenant lease (as lessor or lessee, as the case may be) relating to any of the Properties or (y) any of the mortgages or other security documents or other agreements encumbering or otherwise recorded against the Properties, whether with or without the passage of time or the giving of notice, or both, would constitute a default under any of such documents or agreements, where such default (in any of the above) would reasonably be expected to have a Material Adverse Effect.

(aa)Neither the Company nor any subsidiary is in violation of or default under (i) any provision of its organizational documents, except in the case of subsidiaries of the Company that are not significant subsidiaries of the Company as defined by Rule 1-02(w) of Regulation S-X for such violations or defaults that would not, individually or in the aggregate, result in a Material Adverse Effect, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, as applicable, except in the case of clauses (ii) and (iii) only, for such violations or defaults that would not reasonably be expected to result in a Material Adverse Effect and would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of the transactions contemplated hereby.

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(bb)PricewaterhouseCoopers LLP, who have certified certain financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules included in the Registration Statement, the Disclosure Package and the Prospectus, are independent public accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder.

(cc)There are no unpaid transfer taxes or other similar fees or charges under federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Company of the Shares.

(dd)Each of the Company and its subsidiaries has timely filed all U.S. federal income and other material federal, state, local and non-U.S. tax returns required to be filed by applicable law or has requested extensions thereof, and all such tax returns were in all material respects true, correct and complete. No audit, administrative proceedings or court proceedings are presently pending with regard to any material potential federal, state, local or non-U.S. tax of any nature, and the Company has no knowledge of any tax deficiencies which could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each of the Company and its subsidiaries has paid (within the time and in the manner prescribed by law) all taxes of any nature which are due (whether or not shown on any tax returns), in each case except for those not yet delinquent and those being contested in good faith by appropriate proceedings diligently conducted for which the Company and/or each of the subsidiaries has established on its books and records adequate reserves in accordance with U.S. generally accepted accounting principles, or those that would not have a Material Adverse Effect.

(ee)Commencing with its taxable year ending December 31, 2015, the Company has been organized in conformity with the requirements for qualification and taxation as a REIT under the Code, and the Company’s method of operation as set forth in the Registration Statement, the Disclosure Package and the Prospectus enables it to meet the requirements for qualification and taxation as a REIT under the Code. All statements regarding the Company’s qualification and taxation as a REIT and descriptions of the Company’s organization and proposed method of operation (to the extent they relate to the availability of the Company’s qualification and taxation as a REIT) set forth in the Registration Statement, the Disclosure Package and the Prospectus are true, complete and correct in all material respects.

(ff)The Operating Partnership has been properly classified as a partnership or disregarded entity, and not as a corporation or as a publicly traded partnership taxable as a corporation, for federal income tax purposes throughout the period from its formation through the date hereof; and each of the subsidiaries of the Operating Partnership that is a partnership or a limited liability company (other than an entity for which a taxable REIT subsidiary election has been made) has been properly classified either as a disregarded entity or as a partnership, and not as a corporation or as a publicly traded partnership taxable as a corporation, for federal income tax purposes.

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(gg)No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries’ principal suppliers, contractors or tenants except, in each case, as would not reasonably be expected to have a Material Adverse Effect.

(hh)The Company and its subsidiaries, taken as a whole, are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds, if any, insuring the Company or any of its subsidiaries or their respective businesses, Properties, employees, officers and directors are, to the knowledge of the Company, in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect.

(ii)No subsidiary of the Company is currently prohibited, directly or indirectly, (i) from paying any dividends to the Company, (ii) from making any other distribution on such subsidiary’s capital stock, (iii) from repaying to the Company any loans or advances to such subsidiary from the Company or (vi) from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except, in each case, as described in or contemplated by the Registration Statement, the Disclosure Package and the Prospectus.

(jj)The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by all applicable federal, state, local or foreign regulatory agencies or bodies necessary to conduct their respective businesses, except where the failure to possess such license, certificate, permit or other authorization would not reasonably be expected to have a material adverse effect on the applicable Property, and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, if the subject of an unfavorable decision, ruling or finding, would be expected to have a material adverse effect on the applicable Property.

(kk)The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv)

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the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in XBRL included or incorporated by reference in the Registration Statement and the Prospectus is in compliance, in all material respects, with the Commission’s published rules, regulations and guidelines applicable thereto. The Company and its subsidiaries’ internal controls over financial reporting are effective. The Company and its subsidiaries are not aware of any material weakness in their internal controls over financial reporting.

(ll)The Company and its subsidiaries maintain “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act); and such disclosure controls and procedures are effective.

(mm)None of the Company or any of its subsidiaries has taken, directly or indirectly, any action designed to or that would constitute or that could reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(nn)The Company and its subsidiaries are (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”) other than non-compliance that would not reasonably be expected to have a Material Adverse Effect, (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to own the Properties and to conduct their respective businesses other than non-compliance that would not reasonably be expected to have a Material Adverse Effect and (iii) have not received notice of any actual or potential liability under any Environmental Law from any federal, state or local governmental authority. Neither the Company nor any of the subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended. Costs and liabilities currently expected to be undertaken by the Company in response to Environmental Laws would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(oo)None of the following events has occurred or exists: (i) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the regulations and published interpretations thereunder with respect to a Plan, determined without regard to any waiver of such obligations or extension of any amortization period; (ii) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal or state governmental agency or any foreign regulatory agency with respect to the employment or compensation of employees by any of the Company or any of its subsidiaries; (iii) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of employees by the Company or any of its subsidiaries. None of the following events has

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occurred or is reasonably likely to occur: (i) a material increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of the Company and its subsidiaries compared to the amount of such contributions made in the most recently completed fiscal year of the Company and its subsidiaries; (ii) a material increase in the “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) of the Company and its subsidiaries compared to the amount of such obligations in the most recently completed fiscal year of the Company and its subsidiaries; (iii) any event or condition giving rise to a liability under Title IV of ERISA with respect to the Plan; or (iv) the filing of a claim by one or more employees or former employees of the Company or any of its subsidiaries related to their employment. For purposes of this paragraph, the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) subject to Title IV of ERISA with respect to which the Company or any of its subsidiaries may have any liability.

(pp)As of the date hereof, the Company and its subsidiaries are in compliance with all provisions of the Sarbanes-Oxley Act of 2002 and rules and regulations applicable to them promulgated thereunder or are implementing the provisions thereof that are in effect and with which the Company and its subsidiaries are required to comply.

(qq)None of the Company or any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent acting on behalf of the Company or any of its subsidiaries, employee or affiliate of the Company or any of its subsidiaries is aware of or has taken any action in connection with the Company’s business, directly or indirectly, that could result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder or the U.K. Bribery Act 2010 or similar law of any other relevant jurisdiction; and none of the Company or any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent acting on behalf of the Company or any of its subsidiaries, employee or affiliate of the Company or any of its subsidiaries is aware of or has taken any action in connection with the Company’s business, directly or indirectly, that could result in a sanction for violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder or the U.K. Bribery Act 2010 or similar law of any other relevant jurisdiction; and prohibition of noncompliance therewith is covered by the codes of conduct or other procedures instituted and maintained by the Company and its subsidiaries.

(rr)The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company and the Operating Partnership, threatened.

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(ss)None of the Company or any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent acting on behalf of the Company or any of its subsidiaries, employee or affiliate of the Company or any of its subsidiaries (i) is currently subject to any sanctions administered or imposed by the United States (including any administered or enforced by the Office of Foreign Assets Control of the U.S. Treasury Department, the U.S. Department of State, or the Bureau of Industry and Security of the U.S. Department of Commerce), the United Nations Security Council, the European Union, or the United Kingdom (including sanctions administered or controlled by Her Majesty’s Treasury) (collectively, “Sanctions” and such persons, “Sanctioned Persons”) or (ii) will, directly or indirectly, use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person in any manner that will result in a violation of any economic Sanctions by, or could result in the imposition of Sanctions against, any person (including any person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(tt)None of the Company or any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent acting on behalf of the Company or any of its subsidiaries, employee or affiliate of the Company or any of its subsidiaries, is a person that is, or is 50% or more owned or otherwise controlled by a person that is: (i) the subject of any Sanctions; or (ii) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions that broadly prohibit dealings with that country or territory (currently, Cuba, Iran, North Korea, Sudan, and Syria) (collectively, “Sanctioned Countries” and each, a “Sanctioned Country”).

(uu)None of the Company or any of its subsidiaries has engaged in any dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Country, in the preceding three years, nor does the Company or any of its subsidiaries have any plans to increase its dealings or transactions with Sanctioned Persons, or with or in Sanctioned Countries.

(vv)Exhibit 21.1 to the Company’s most recently filed annual report on Form 10-K includes the significant subsidiaries of the Company as defined by Rule 1-02(w) of Regulation S-X as of the date of the Company’s most recently filed annual report on Form 10-K.

(ww)The Company and its subsidiaries own or possess adequate rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) used in the operation of the business as now operated, except where the failure to so own or possess such rights would not reasonably be expected to have a Material Adverse Effect. The Company and its subsidiaries have not received any notice of any claim of infringement, misappropriation or conflict with the asserted rights of others in connection with its patents, patent rights, licenses, inventions, trademarks, service marks, trade names, copyrights and know-how.

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(xx)Neither the Company nor any of its subsidiaries nor any of its or their properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of the States of Maryland, Delaware or New York or under the laws of their jurisdictions of formation or incorporation.

(yy)As of the date hereof, neither the Company nor the Operating Partnership has outstanding any debt securities rated by a “nationally recognized statistical rating organization” (as defined in Rule 436(g) under the Exchange Act).

(zz)The Common Stock is an “actively traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

Any certificate signed by any officer of the Company or the Operating Partnership and delivered to the Agent, the Forward Seller or the Forward Purchaser, or to counsel for the Agent, the Forward Seller or the Forward Purchaser, in connection with this Agreement, any Forward Contract or any Terms Agreement shall be deemed a representation and warranty by the Company or the Operating Partnership, respectively, as to matters covered thereby, to the Agent, the Forward Seller and the Forward Purchaser.

3.Placements; Sale and Delivery of Shares; Settlement.

(a)On any Trading Day during the Commitment Period on which (i) the conditions set forth in Section 6 have been satisfied and (ii) solely with respect to any Forward, no event described in clause (x) or clause (y) of the proviso set forth in the definition of a Forward Hedge Selling Period shall have occurred, the Company may (x) in the case of an Issuance, deliver a notice to the Agent for the issuance and sale of Shares hereunder (each, a “Placement”) or (y) in the case of a Forward, deliver a notice to the Forward Seller and the Forward Purchaser, in each case, subject to paragraph (d) below, in the form of an email (or other method mutually agreed to in writing by the parties) containing the parameters in accordance with which it desires the Shares to be sold, in each case which notice shall specify whether it relates to an “Issuance” or a “Forward” and shall include the maximum number of Shares to be sold (the “Placement Shares”), the time period during which sales are requested to be made, any limitation on the number of Shares that may be sold in any one day, any minimum price per Share below which sales may not be made or a formula pursuant to which such minimum price shall be determined and, as applicable, certain specified terms of the Forward (a notice under either clause (x) or clause (y), a “Placement Notice”), a form of which containing such necessary minimum sales parameters is attached hereto as Exhibit A. The Placement Notice shall originate from any of the individuals from the Company set forth on Exhibit B (with a copy to each of the other individuals from the Company set forth on such exhibit) and shall be addressed to each of the individuals from the Agent or the Forward Seller and the Forward Purchaser set forth on Exhibit B, as such Exhibit B may be amended by written notice from the Company, the Agent, the Forward Seller or the Forward Purchaser, as the case may be, from time to time.

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(b)With respect to a Placement Notice for a Forward, if the Forward Seller and the Forward Purchaser wish to accept such proposed terms included in the Placement Notice (which they may decline to do for any reason in their sole discretion) or, following discussion with the Company, wish to accept amended terms, the Forward Seller and the Forward Purchaser will promptly, and in any event prior to 4:30 p.m. (New York City time) on the Business Day immediately following the Business Day on which such Placement Notice was delivered to the Forward Seller and the Forward Purchaser, issue to the Company a notice by email (or other method mutually agreed to in writing by the parties) addressed to all of the individuals from the Company and the Forward Seller and the Forward Purchaser set forth on Exhibit B, setting forth the terms that the Forward Seller and the Forward Purchaser are willing to accept. Where the terms provided in the Placement Notice are amended as provided for in the immediately preceding sentence, such terms will not be binding on the Company or the Forward Seller and the Forward Purchaser until the Company delivers to the Forward Seller and the Forward Purchaser an acceptance by email (or other method mutually agreed to in writing by the parties) of all of the terms of such Placement Notice, as amended (an “Acceptance”), which email shall be addressed to all of the individuals from the Company and the Forward Seller and the Forward Purchaser set forth on Exhibit B. The Placement Notice (as amended by the corresponding Acceptance, if applicable) shall be effective upon receipt by the Company of the Forward Seller’s and the Forward Purchaser’s acceptance of the terms of the Placement Notice or upon receipt by the Forward Seller and the Forward Purchaser of the Company’s Acceptance, as the case may be, unless and until (1) the entire amount of the Placement Shares has been sold, (2) in accordance with the notice requirements set forth herein, the Company terminates the Placement Notice, (3) the Company issues a subsequent Placement Notice with parameters superseding those on the earlier dated Placement Notice (as amended by the corresponding Acceptance, if applicable), (4) this Agreement has been terminated under the provisions of Section 6 or 8 or (5) any party shall have suspended the sale of the Placement Shares in accordance with Section 3(v) below. With respect to a Forward, it is expressly acknowledged and agreed that the Company and the Forward Seller and the Forward Purchaser will have no obligation whatsoever with respect to a Placement or any Placement Shares unless and until the Company delivers a Placement Notice to the Forward Seller and the Forward Purchaser and either (x) the Forward Seller and the Forward Purchaser accept the terms of such Placement Notice or (y) where the terms of such Placement Notice are amended by the Forward Seller or the Forward Purchaser, the Company accepts such amended terms by means of an Acceptance pursuant to the terms set forth above, and then only upon the terms specified in the Placement Notice (as amended by the corresponding Acceptance, if applicable), this Agreement and the Master Forward Confirmation. In the event of a conflict between the terms of this Agreement and the terms of a Placement Notice with respect to a Forward (as amended by the corresponding Acceptance, if applicable), the terms of such Placement Notice (as amended by the corresponding Acceptance, if applicable) will control.

(c)(i) No Placement Notice may be delivered hereunder other than on a Trading Day during the Commitment Period, (ii) no Placement Notice may be delivered hereunder if the Selling Period specified therein would overlap in whole or in part with

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any Selling Period specified in any other Placement Notice (as amended by the corresponding Acceptance in the case of a Forward, if applicable) delivered hereunder unless the Shares to be sold under all such previously delivered Placement Notices have all been sold, (iii) no Placement Notice may be delivered hereunder if any Selling Period specified therein would overlap in whole or in part with any Unwind Period under (and as defined in) any Forward Contract entered into between the Company and the Forward Purchaser and (iv) no Placement Notice specifying that it relates to a “Forward” may be delivered if such Placement Notice, together with all prior Placement Notices (as amended by the corresponding Acceptance in the case of a Forward, if applicable) delivered by the Company relating to a “Forward” hereunder or any “Forward” under any Separate Distribution Agreements, would result in the sum of the number of Shares issued under all Forward Contracts (entered into in connection with any Distribution Agreements) that have settled, plus the aggregate Capped Number under all Forward Contracts (entered into in connection with any Distribution Agreements) then outstanding or to be entered into between the Company and the Forward Purchaser (or any forward purchaser in connection with any Separate Distribution Agreement) exceeding 19.99% of the number of shares of Common Stock outstanding as of the date of this Agreement.

(d)Notwithstanding any other provision of this Agreement, any notice required to be delivered with respect to an Issuance by the Company or an Agent pursuant to this Section 3 may be delivered by telephone (confirmed promptly by facsimile, email or other method mutually agreed to in writing by the parties, addressed to all of the individuals from the Company and such Agent set forth on Exhibit B (as such Exhibit B may be amended from time to time), which confirmation will be promptly acknowledged by the receiving party) or other method mutually agreed to in writing by the parties. Any Placement Notice for purposes of an Issuance can be provided in accordance with this Section 3(d).

(e)Subject to the provisions of Section 3(n), upon the delivery of a Placement Notice to the Agent with respect to an Issuance, the Agent will use its commercially reasonable efforts, consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the NYSE, to sell the Issuance Shares up to the amount specified in and otherwise in accordance with the terms of such Placement Notice. The Agent will provide written confirmation by email (or other method mutually agreed to in writing by the Company) to all of the individuals at the Company set forth on Exhibit B (as such Exhibit B may be amended from time to time) no later than the opening of the Trading Day immediately following each Trading Day on which it has made sales of Issuance Shares hereunder setting forth the number of Issuance Shares sold on such day, the corresponding Sales Price, the compensation payable by the Company to the Agent pursuant to this Section 3(e) with respect to such sales, and the Net Proceeds (as defined in Section 3(o)) payable to the Company, with an itemization of the deductions made by the Agent (as set forth in Section 3(o)) from the Gross Proceeds (as defined in Section 3(o)) (prior to deductions for transaction fees) that it receives from such sales. The amount of any commission, discount or other compensation to be paid by the Company to the Agent, when the Agent is acting as agent, in connection with the sale of the Issuance Shares shall be determined in accordance with the terms set forth on Exhibit C. The amount of any commission, discount or other

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compensation to be paid by the Company to the Agent, when the Agent is acting as principal, in connection with the sale of the Shares shall be as separately agreed in writing among the relevant parties hereto at the time of any such sales.

(f)Subject to the provisions of Section 3(q) and the Master Forward Confirmation, upon the delivery of a Placement Notice (as amended by the corresponding Acceptance, if applicable) specifying that it relates to a “Forward”, the Forward Purchaser will use its commercially reasonable efforts to borrow or cause its affiliate to borrow, offer and sell Forward Hedge Shares through the Forward Seller to hedge the Forward, and the Forward Seller will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Forward Hedge Shares up to the Forward Hedge Amount specified in such Placement Notice (as amended by the corresponding Acceptance, if applicable), and otherwise in accordance with the terms of such Placement Notice (as amended by the corresponding Acceptance, if applicable). The Forward Seller will provide written confirmation by email (or other method mutually agreed to in writing by the parties) to all of the individuals from the Company set forth on Exhibit B (as such Exhibit B may be amended from time to time) and to the Forward Purchaser no later than the opening of the Trading Day immediately following each Trading Day on which it has made sales of Forward Hedge Shares hereunder setting forth the number of Forward Hedge Shares sold on such day, the Forward Hedge Selling Commission in respect of such Forward Hedge Shares, the corresponding Sales Price and the Aggregate Forward Hedge Price payable to the Forward Purchaser in respect thereof.

(g)No later than the opening of the Trading Day immediately following the last Trading Day of each Forward Hedge Selling Period (or, if earlier, no later than the opening of the Trading Day immediately following the date on which any Forward Hedge Selling Period is suspended or terminated pursuant to Section 3(v) or the Forward Contract or this Agreement is terminated pursuant to Section 6 or Section 8 hereof), the Forward Purchaser shall execute and deliver to the Company a “Supplemental Confirmation” in respect of the Forward for such Forward Hedge Selling Period, which “Supplemental Confirmation” shall set forth the “Trade Date” for such Forward (which shall, subject to the terms of the Master Forward Confirmation, be the last Trading Day of such Forward Hedge Selling Period), the “Effective Date” for such Forward (which shall, subject to the terms of the Master Forward Confirmation, be the date one Settlement Cycle (as such term is defined in the Master Forward Confirmation) immediately following the last Trading Day of such Forward Hedge Selling Period), the initial “Number of Shares” for such Forward (which shall be the Actual Sold Forward Amount for such Forward Hedge Selling Period), the “Maturity Date” for such Forward (which shall, subject to the terms of the Master Forward Confirmation, be the date set forth opposite the caption “Maturity Date” in the Placement Notice (as amended by the corresponding Acceptance, if applicable) for such Forward), the “Initial Forward Price” for such Forward, the “Spread” for such Forward (as set forth in the related Placement Notice (as amended by the corresponding Acceptance, if applicable)), the “Volume-Weighted Hedge Price” for such Forward, the “Threshold Price” for such Forward, the “Initial Stock Loan Rate” for such Forward (as set forth in the related Placement Notice (as amended by the corresponding Acceptance, if applicable)), the “Maximum Stock

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Loan Rate” for such Forward (as set forth in the related Placement Notice (as amended by the corresponding Acceptance, if applicable)), the “Forward Price Reduction Dates” for such Forward (which shall be each of the dates set forth below the caption “Forward Price Reduction Dates” in the Placement Notice (as amended by the corresponding Acceptance, if applicable) for such Forward) and the “Forward Price Reduction Amounts” corresponding to such Forward Price Reduction Dates (which shall be each amount set forth opposite each “Forward Price Reduction Date” and below the caption “Forward Price Reduction Amounts” in the Placement Notice (as amended by the corresponding Acceptance, if applicable) for such Forward) and the “Regular Dividend Amounts” for such Forward (which shall be each of the amount(s) set forth below the caption “Regular Dividend Amounts” in the Placement Notice (as amended by the corresponding Acceptance, if applicable) for such Forward).

(h)Notwithstanding anything herein to the contrary, the Forward Purchaser’s obligation to use its commercially reasonable efforts to borrow or cause its affiliate to borrow all or any portion of the Forward Hedge Shares (and the Forward Seller’s obligation to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such portion of the Forward Hedge Shares) for any Forward hereunder in accordance with the terms of the relevant Placement Notice (as amended by the corresponding Acceptance, if applicable) shall be subject in all respects to the terms and conditions of the Master Forward Confirmation.

(i)Under no circumstances shall the number and aggregate amount of the Shares sold pursuant to this Agreement and any Terms Agreement, together with all sales of Shares under each of the Separate Distribution Agreements (including any terms agreements thereunder) exceed (i) the Maximum Program Amount or (ii) the number and aggregate amount of the Shares authorized from time to time to be issued and sold under this Agreement and each Separate Distribution Agreement by the Board, or a duly authorized committee thereof, and notified to the Agent or the Forward Seller, as applicable, in writing.

(j)The Company agrees that any offer to sell, any solicitation of an offer to buy or any sales of Shares shall be effected by or through only one Agent, Forward Seller or Alternative Sales Agent on any single given day, and the Company shall in no event request or allow more than one Agent, Forward Seller or Alternative Sales Agent to sell Shares on the same day. In addition, the Company agrees that it will not sell, or instruct any other party to sell, any shares of Common Stock under any other sales agency agreements or other similar arrangements on such day.

(k)If any party to this Agreement has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Company or the Shares, it shall promptly notify every other party to this Agreement and sales of the Shares under this Agreement, any Terms Agreement, any Separate Distribution Agreement (including any terms agreement pursuant thereto) or any Forward Contract (including under any Separate Distribution Agreement) shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.

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(l)Notwithstanding any other provision of this Agreement the Company shall not request the sale of any Shares that would be sold, and the Agent and the Forward Seller shall not be obligated to sell, during any period in which the Company is, or could be deemed to be, in possession of material non-public information.

(m)If the Company wishes to issue and sell the Shares pursuant to this Agreement through a Principal Transaction, it shall notify the Agent of the proposed terms of such Principal Transaction. If the Agent, acting as principal, wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Company wishes to accept amended terms, the Agent and the Company will enter into a Terms Agreement setting forth the terms of such Principal Transaction. The terms set forth in a Terms Agreement will not be binding on the Company or the Agent unless and until the Company and the Agent have each executed such Terms Agreement accepting all of the terms of such Terms Agreement. A Terms Agreement may specify certain provisions relating to the reoffering of such Shares by the Agent. The commitment of the Agent to purchase the Shares pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth. Each Terms Agreement shall specify the number of the Shares to be purchased by the Agent pursuant thereto, the price to be paid to the Company for such Shares, any provisions relating to rights of, and default by, underwriters acting together with the Agent in the reoffering of the Shares, and the time and date (each such time and date being referred to herein as a “Time of Delivery”) and place of delivery of and payment for such Shares. Such Terms Agreement shall also specify any requirements for opinions of counsel, accountants’ letters and officers’ certificates pursuant to Section 6 of this Agreement and any other information or documents required by the Agent. In the event of a conflict between the terms of this Agreement and the terms of a Terms Agreement, the terms of such Terms Agreement will control.

(n)On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, upon the Agent’s receipt of a Placement Notice specifying that it relates to an “Issuance,” and unless the sale of the Issuance Shares described therein has been suspended or otherwise terminated in accordance with the terms of this Agreement, the Agent, for the period specified in the Placement Notice  will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Issuance Shares up to the amount specified in, and otherwise in accordance with the terms of, such Placement Notice. The Company acknowledges and agrees that (i) there can be no assurance that the Agent will be successful in selling Issuance Shares, (ii) no Agent will incur any liability or obligation to the Company or any other person or entity if it does not sell Issuance Shares for any reason other than a failure by the Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Issuance Shares as required under this Agreement and (iii) no Agent shall be under any obligation to purchase Issuance Shares on a principal basis pursuant to this Agreement, except as otherwise agreed by the Agent in a Terms Agreement and subject to Section 3 hereof.

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(o)On each Issuance Settlement Date, the Shares sold through or to the Agent for settlement on such date shall be delivered by the Company to the Agent against payment of (i) the Net Proceeds from the sale of such Shares or (ii) as mutually agreed between the Company and the Agent, the Gross Proceeds from the sale of such Shares. The gross proceeds to the Company (the “Gross Proceeds”) shall be equal to the aggregate offering price received by the Agent at which such Shares were sold. The net proceeds to the Company (the “Net Proceeds”) shall be equal to the Gross Proceeds less (x) the Agent’s commission, discount or other compensation payable by the Company pursuant to Section 3 or pursuant to the relevant Terms Agreement and (y) any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales; provided, however that, with respect to clause (y), the Agent shall notify the Company as promptly as practicable if any such deduction will be required. In the event the Company and the Agent have mutually agreed to the delivery of Gross Proceeds at an Issuance Settlement Date, the Agent’s commission, discount or other compensation for such sales payable by the Company pursuant to Section 3 hereof or pursuant to the relevant Terms Agreement and any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales shall be set forth and invoiced in a periodic statement from the Agent to the Company, payment to be made by the Company promptly after its receipt thereof.

(p)On or before each Issuance Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer the Issuance Shares being sold by crediting the Agent’s or its designee’s account (provided the Agent shall have given the Company written notice of such designee prior to the Issuance Settlement Date) at The Depository Trust Company through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the relevant parties hereto which in all cases shall be freely tradable, transferable, registered shares in good deliverable form. On each Issuance Settlement Date, the Agent will deliver the related Net Proceeds or Gross Proceeds, as applicable, in same day funds to an account designated by the Company prior to the Issuance Settlement Date. The Company agrees that if the Company, or its transfer agent (if applicable), defaults in its obligation to deliver Issuance Shares on an Issuance Settlement Date, the Company agrees that in addition to and in no way limiting the rights and obligations set forth in Section 7 hereof, it will (i) hold the Agent harmless against any loss, claim, damage, or expense (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company or its transfer agent (if applicable) and (ii) pay to the Agent any commission, discount, or other compensation to which it would otherwise have been entitled absent such default.

(q)On the basis of the representations and warranties herein contained and subject to the terms and conditions in this Agreement and the Master Forward Confirmation, upon the Forward Purchaser’s and the Forward Seller’s acceptance of the terms of a Placement Notice specifying that it relates to a “Forward” or upon receipt by the Forward Purchaser and the Forward Seller of an Acceptance, as the case may be, and unless the sale of the Forward Hedge Shares described therein has been declined, suspended, or otherwise terminated in accordance with the terms of this Agreement or the Master Forward Confirmation, the Forward Purchaser will use its commercially

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reasonable efforts to borrow or cause its affiliate to borrow a number of Forward Hedge Shares sufficient to have an aggregate Sales Price as close as reasonably practicable to the Forward Hedge Amount specified in the Placement Notice (as amended by the corresponding Acceptance, if applicable) and the Forward Seller will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Forward Hedge Shares and otherwise in accordance with the terms of such Placement Notice (as amended by the corresponding Acceptance, if applicable). Each of the Company and the Forward Purchaser acknowledges and agrees that (i) there can be no assurance that the Forward Purchaser or its affiliate will be successful in borrowing or that the Forward Seller will be successful in selling Forward Hedge Shares, (ii) the Forward Seller will not incur any liability or obligation to the Company, the Forward Purchaser, or any other person or entity if it does not sell Forward Hedge Shares borrowed by the Forward Purchaser or its affiliate for any reason other than a failure by the Forward Seller to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Forward Hedge Shares as required under this Section 3, and (iii) the Forward Purchaser will not incur any liability or obligation to the Company, the Forward Seller, or any other person or entity if it or its affiliate does not borrow Forward Hedge Shares for any reason other than a failure by the Forward Purchaser to use its commercially reasonable efforts to borrow or cause its affiliate to borrow such Forward Hedge Shares as required under this Section 3. In acting hereunder, the Forward Seller will be acting as an agent for the Forward Purchaser and not as principal.

(r)On or before each Forward Hedge Settlement Date, the Forward Purchaser will, or will cause its transfer agent to, electronically transfer the Forward Hedge Shares being sold by crediting the Forward Seller or its designee’s account (provided the Forward Seller shall have given the Forward Purchaser written notice of such designee prior to the Forward Hedge Settlement Date) at The Depository Trust Company through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto which in all cases shall be freely tradable, transferable, registered shares in good deliverable form. On each Forward Hedge Settlement Date, the Forward Seller will deliver the related Aggregate Forward Hedge Price to the Forward Purchaser in same day funds to an account designated by the Forward Purchaser prior to the relevant Forward Hedge Settlement Date.

(s) The Shares shall be in such denominations and registered in such names as the Agent or the Forward Seller, as applicable, may request in writing at least one full Business Day before the Settlement Date. The Company or the Forward Purchaser, as applicable, shall deliver the Shares through the facilities of The Depository Trust Company as described in the preceding paragraphs unless the Agent or the Forward Seller, as applicable, shall otherwise instruct.

(t)The Shares may be offered and sold by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 under the Act, including without limitation sales made directly on the NYSE, on any other existing trading market for the Common Stock or to or through a market maker, or subject to the terms of the Placement Notice (as amended by the corresponding Acceptance in the case of a

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Forward, if applicable), by any other method permitted by law, including but not limited to, privately negotiated transactions, which may include block trades.

(u)Notwithstanding any other provision of this Agreement, the Company shall not offer, sell or deliver, or request the offer or sale of, any Shares and, by notice to the Agent (in the case of an Issuance) or the Forward Seller and the Forward Purchaser (in the case of a Forward) given in writing (including by email correspondence or any other method mutually agreed to in writing by the parties), shall cancel any instructions for the offer or sale of any Shares, and none of the Agent, the Forward Seller or the Forward Purchaser, as the case may be, shall be obligated to offer or sell any Shares (i) at any time during the period commencing on and including the fifth Business Day prior to the time the Company issues a press release containing, or shall otherwise publicly announce, its earnings, revenues or other operating results for a fiscal period or periods (each, an “Earnings Announcement”) through and including the time that is 24 hours after the time that the Company publicly issues such Earnings Announcement (the “Issuance Time”) or (ii) during any other period in which the Company is, or could be deemed to be, in possession of material non-public information; provided that, unless otherwise agreed between the Company and the Agent, the Forward Seller or the Forward Purchaser, as the case may be, for purposes of clause (i) above, such period shall be deemed to end at the relevant Issuance Time or Forward Hedge Selling Period, as applicable.

(v)The Company, the Agent, the Forward Seller or the Forward Purchaser may, upon notice to the other parties in writing (including by email correspondence or any other method mutually agreed to in writing by the parties) to each of the individuals of the other party set forth on Exhibit B (as such Exhibit B may be amended from time to time), suspend any sale of Shares and the applicable Selling Period shall immediately terminate; provided, however, that such suspension and termination shall not affect or impair any party’s obligations with respect to any Shares sold hereunder prior to the receipt of such notice (including, in the case of any Forward Hedge Shares, the obligation to enter into the resulting Forward Contract). The Company agrees that no such notice shall be effective against the Agent, the Forward Seller or the Forward Purchaser unless it is made to one of the individuals named on Exhibit B (as such Exhibit B may be amended from time to time); provided, however, that the failure by the Company to deliver such notice shall in no way affect its right to suspend the sale of Shares hereunder. The Agent, the Forward Seller and the Forward Purchaser agree that no such notice shall be effective against the Company unless it is made to one of the individuals named on Exhibit B (as such Exhibit B may be amended from time to time); provided, however, that the failure by the Agent, the Forward Seller or the Forward Purchaser to deliver such notice shall in no way effect such party’s right to suspend the sale of Shares hereunder.

4.Agreements. The Company covenants with each of the Agent, the Forward Seller and the Forward Purchaser as follows:

(a)During any period when the delivery of a prospectus relating to the Shares is required (including in circumstances where such requirement may be satisfied pursuant

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to Rule 172) to be delivered under the Act in connection with the offering or sale of the Shares, the Company will not file any amendment of the Registration Statement or supplement related to the offering or sale of the Shares (including the Prospectus Supplement) to the Base Prospectus (excluding any documents incorporated by reference therein) or any Rule 462(b) Registration Statement unless the Company has furnished to the Agent, the Forward Seller and the Forward Purchaser a copy of such amendment or supplement for its review prior to filing and will not file any such proposed amendment or supplement to which the Agent, the Forward Seller or the Forward Purchaser reasonably objects. The Company has properly prepared the Prospectus Supplement, in a form approved by the Agent, the Forward Seller and the Forward Purchaser, and will file such Prospectus Supplement with the Commission pursuant to the applicable paragraph of Rule 424(b) on the date of this Agreement and will cause any supplement to the Prospectus to be properly completed, in a form approved by the Agent, the Forward Seller and the Forward Purchaser, and will file such supplement with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed thereby and will provide evidence satisfactory to the Agent, the Forward Seller and the Forward Purchaser of such timely filing. The Company will promptly advise the Agent, the Forward Seller and the Forward Purchaser (i) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (ii) when, during any period when the delivery of a prospectus (whether physically or through compliance with Rule 172 or any similar rule) is required under the Act in connection with the offering or sale of the Shares, any amendment to the Registration Statement related to the offering and sale of the Shares shall have been filed or become effective (other than any documents incorporated by reference therein), (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its reasonable best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its reasonable best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b)If, at any time on or after an Applicable Time but prior to the related Settlement Date or Time of Delivery, any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not

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misleading, the Company will (i) notify promptly the Agent, the Forward Seller and the Forward Purchaser so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to the Agent, the Forward Seller and the Forward Purchaser in such quantities as the Agent, the Forward Seller and the Forward Purchaser may reasonably request.

(c)During any period when the delivery of a prospectus relating to the Shares is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172) to be delivered under the Act, any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, including in connection with use or delivery of the Prospectus, the Company promptly will (i) notify the Agent, the Forward Seller and the Forward Purchaser of any such event, (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 4, an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance, (iii) use its reasonable best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Prospectus and (iv) supply any supplemented Prospectus to the Agent, the Forward Seller and the Forward Purchaser in such quantities as the Agent, the Forward Seller or the Forward Purchaser may reasonably request.

(d)As soon as practicable, the Company will make generally available to its security holders and to the Agent, the Forward Seller and the Forward Purchaser an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158.

(e)The Company will furnish to the Agent, the Forward Seller and the Forward Purchaser and counsel for the Agent, the Forward Seller and the Forward Purchaser, without charge, signed copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by the Agent, the Forward Seller, the Forward Purchaser or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of the Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Agent, the Forward Seller or the Forward Purchaser may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.

(f)The Company will use its commercially reasonable efforts to arrange, if necessary, for the qualification of the Shares for sale under the laws of such jurisdictions as the Agent, the Forward Seller or the Forward Purchaser may designate and will maintain such qualifications in effect so long as required for the distribution of the

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Shares; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Shares, or subject it or its subsidiaries to taxation, in each case, in any jurisdiction where it is not now so subject.

(g)The Company agrees that, unless it has or shall have obtained the prior written consent of the Agent or the Forward Seller, as applicable, and the Agent or the Forward Seller, as applicable, agrees with the Company that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule I hereto. Any such free writing prospectus consented to by the Agent or the Forward Seller, as applicable, or the Company, as the case may be, is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (ii) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(h)During any period beginning on the date the Company delivers a Placement Notice and ending on the earlier of (i) the applicable Settlement Date related to such Placement Notice or (ii) the earlier withdrawal by the Company or rejection by the Agent or the Forward Seller of such Placement Notice, the Company will not offer, sell, contract to sell, pledge, or otherwise dispose of any other shares of Common Stock (other than Shares offered pursuant to the provisions of this Agreement) or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock; or publicly announce an intention to effect any such transaction without (i) giving the Agent, the Forward Seller and the Forward Purchaser at least three Business Days’ prior written notice specifying the nature of the proposed transaction and the date of such proposed transaction and (ii) the Agent, the Forward Seller and the Forward Purchaser suspending acting under this Agreement for such period of time requested by the Company or as deemed appropriate by the Agent, the Forward Seller and the Forward Purchaser in light of the proposed transaction; provided, however, that the Company may issue and sell Common Stock pursuant to this Agreement and any Terms Agreement, any Separate Distribution Agreement and any terms agreement pursuant thereto and any employee stock option plan, stock ownership plan or dividend reinvestment plan of the Company and the Company may issue Common Stock issuable upon the conversion of securities of the Company or the Operating Partnership or the exercise of warrants; and provided, further, however, that the foregoing shall not be applicable if the Company has provided notice to the Agent, the Forward Seller and the Forward Purchaser of a suspension of sales hereunder pursuant to Section 3(v) hereof.

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(i)Neither the Company nor the Operating Partnership will (i) take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares nor (ii) sell, bid for, purchase or pay any person (other than as contemplated by this Agreement, any Terms Agreement or any Separate Distribution Agreement and any terms agreement pursuant thereto) any compensation for soliciting purchases of the Shares.

(j)The Company will, at any time during the term of this Agreement, as supplemented from time to time, advise the Agent, the Forward Seller and the Forward Purchaser immediately after it shall have received notice or obtain knowledge thereof, of any information or fact that would alter or affect any opinion, certificate, letter and other document provided to the Agent, the Forward Seller or the Forward Purchaser pursuant to Section 6 herein.

(k)Upon commencement of the offering of the Shares under this Agreement or any Separate Distribution Agreement (and upon the recommencement of the offering of the Shares under this Agreement or any Separate Distribution Agreement following the termination of a suspension of sales hereunder or thereunder, as applicable), and each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented (other than a prospectus supplement relating solely to the offering of securities other than the Shares), (ii) there is filed with the Commission an Annual Report on Form 10-K, a Quarterly Report on Form 10-Q, and any current report on Form 8-K that files financial statements that are incorporated by reference into the Registration Statement (other than, for the avoidance of doubt, all financial information “furnished” to the Commission pursuant to Item 2.02 or 7.01 of Form 8-K), (iii) the Company executes and delivers a Terms Agreement or the Shares are delivered to the Agent as principal at the Time of Delivery pursuant to a Terms Agreement, or (iv) otherwise as the Agent may reasonably request; provided, however, that each such date referred to in (i) and (ii) above may be a date within three (3) Business Days of such event or such later date as may be mutually agreed upon by the Company and the Agent, the Forward Seller and the Forward Purchaser, in each case so long as no Shares are to be offered or sold until such date or such later date, as applicable (such commencement or recommencement date and each such date referred to in (i), (ii), (iii) and (iv) above, a “Representation Date”), the Company shall furnish or cause to be furnished to the Agent, the Forward Seller and the Forward Purchaser forthwith a certificate dated and delivered on the date of such Representation Date, in a form reasonably satisfactory to the Agent, the Forward Seller and the Forward Purchaser to the effect that the statements contained in the certificate referred to in this Section 4(k) and Section 6(d) of this Agreement which were last furnished to the Agent, the Forward Seller and the Forward Purchaser are true and correct at the time of such Representation Date, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 6(d), modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate. The requirement to provide a

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certificate under this Section 4(k) and the requirements of Section 4(l) through 4(p) shall be waived for any Representation Date occurring at a time at which no Placement Notice pursuant to Section 3 has been delivered by the Company or is pending, which waiver shall continue until the date the Company instructs the Agent or the Forward Seller to sell Shares pursuant to Section 3 (such date shall be considered a Representation Date), provided that no Shares are to be offered or sold until all deliverables required pursuant to this Section 4 and Section 6 are made.

(l)At each Representation Date, the Company shall furnish or cause to be furnished forthwith to the Agent, the Forward Seller and the Forward Purchaser and to counsel to the Agent, the Forward Seller and the Forward Purchaser a written opinion of Goodwin Procter LLP, counsel to the Company (“Company Counsel”) or such other counsel reasonably satisfactory to the Agent, the Forward Seller and the Forward Purchaser, each dated and delivered on such Representation Date, in form and substance satisfactory to the Agent, the Forward Seller and the Forward Purchaser, of the same tenor as the opinions referred to in Section 6(b) of this Agreement, but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion.

(m)At each Representation Date, Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Agent, the Forward Seller and the Forward Purchaser, shall deliver a written opinion, dated and delivered on such Representation Date, in form and substance satisfactory to the Agent, the Forward Seller and the Forward Purchaser, of the same tenor as the opinions referred to in Section 6(c) of this Agreement but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion.

(n)At each Representation Date, the Company shall cause PricewaterhouseCoopers LLP (the “Accountants”), or other independent accountants reasonably satisfactory to the Agent, the Forward Seller and the Forward Purchaser forthwith, to furnish the Agent, the Forward Seller and the Forward Purchaser a letter, dated on such Representation Date, in form satisfactory to the Agent, the Forward Seller and the Forward Purchaser, of the same tenor as the letter referred to in Section 6(e) of this Agreement but modified to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.

(o)At each Representation Date, the Company will conduct a due diligence session, in form and substance satisfactory to the Agent, the Forward Seller and the Forward Purchaser, which shall include representatives of the management and the independent accountants of the Company. The Company shall cooperate timely with any reasonable due diligence request from or review conducted by the Agent, the Forward Seller or the Forward Purchaser, or their respective agents, from time to time in connection with the transactions contemplated by this Agreement, including, without limitation, providing information and available documents and access to appropriate corporate officers and the Company’s agents during regular business hours and at the Company’s principal offices, and timely furnishing or causing to be furnished such

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certificates, letters and opinions from the Company, its officers and its agents, as the Agent, the Forward Seller and the Forward Purchaser may reasonably request.

(p)At each Representation Date, the Company shall furnish or cause to be furnished to the Agent, the Forward Seller and the Forward Purchaser forthwith a certificate substantially in the form of Annex II hereto dated and delivered the date of such Representation Date, in form satisfactory to the Agent, the Forward Seller and the Forward Purchaser to the effect that the statements contained in such are true and correct at the time of such Representation Date, as though made at and as of such time.

(q)The Company consents to the Agent, the Forward Seller and the Forward Purchaser trading in the Common Stock for their respective accounts and for the accounts of their respective clients at the same time as sales of the Shares occur pursuant to this Agreement, any Terms Agreement or any Separate Distribution Agreement (including any terms agreement pursuant thereto).

(r)The Company will disclose in its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as applicable, the number of Shares sold under this Agreement and under each Separate Distribution Agreement and the Net Proceeds to the Company with respect to sales of Shares pursuant to this Agreement and each Separate Distribution Agreement.

(s)If to the knowledge of the Company, the conditions set forth in Section 6(a) or 6(g) shall not be true and correct on the applicable Settlement Date, the Company will offer to any person who has agreed to purchase Shares from the Company as the result of an offer to purchase solicited by the Agent or the Forward Seller the right to refuse to purchase and pay for such Shares.

(t)Each acceptance by the Company of an offer to purchase the Shares hereunder by an Agent acting as principal, and each execution and delivery by the Company of a Terms Agreement, shall be deemed to be an affirmation to the Agent that the representations and warranties of the Company contained in or made pursuant to this Agreement are true and correct as of the date of such acceptance or of such Terms Agreement as though made at and as of such date, and an undertaking that such representations and warranties will be true and correct as of the Settlement Date for the Shares relating to such acceptance or as of the Time of Delivery relating to such sale, as the case may be, as though made at and as of such date (except that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented relating to such Shares).

(u)The Company shall ensure that there are at all times sufficient shares of Common Stock to provide for the issuance, free of any preemptive rights, out of its authorized but unissued shares of Common Stock, of the maximum aggregate number of Shares authorized for issuance by the Board pursuant to the terms of this Agreement, any Forward Contract and any Separate Distribution Agreement (and any Forward Contract in connection therewith). During any Selling Period or period in which the Prospectus relating to the Shares is required to be delivered by the Agent, the Forward Seller or the

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Forward Purchaser under the Act with respect to a pending sale of the Shares (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Act), the Company will use its commercially reasonable efforts to cause the relevant Shares to be listed on the NYSE, subject to official notice of issuance.

(v)During any period when the delivery of a prospectus relating to the Shares is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172) to be delivered under the Act, the Company will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the regulations thereunder.

(w)The Company shall cooperate with the Agent, the Forward Seller and the Forward Purchaser and use its reasonable efforts to permit the Shares to be eligible for clearance and settlement through the facilities of DTC.

(x)The Company will apply the Net Proceeds from the sale of the Shares in the manner set forth in the Prospectus.

(y)The Company will promptly notify the Agent, the Forward Seller and any agent or forward seller under any Separate Distribution Agreement when the Maximum Program Amount has been sold pursuant to the Distribution Agreements.

(z)The Company will use commercially reasonable efforts to continue to qualify for taxation as a REIT under the Code unless the Board of Directors of the Company determines that it is no longer in the best interests of the Company to continue to qualify as a REIT.

(aa)The Company and the Operating Partnership each acknowledge and agree that the Agent, the Forward Seller and the Forward Purchaser have informed the Company that the Agent, the Forward Seller and the Forward Purchaser may purchase and sell shares of Common Stock for their own account while this Agreement (or any Separate Distribution Agreement) is in effect to the extent permitted under the Act and the Exchange Act; provided, however, that such trading does not violate any applicable laws, including applicable federal and state securities laws and all rules and regulations promulgated thereunder. The Company shall not be deemed to have authorized or consented to any such purchases or sales by the Agent, the Forward Seller or the Forward Purchaser.

(bb)During any Forward Hedge Selling Period, the Company shall provide the Agent, the Forward Seller and the Forward Purchaser notice as promptly as reasonably possible (and, in any event, at least three (3) Business Days) before it offers to sell, contracts to sell, sells, grants any option to sell or otherwise disposes of any shares of Common Stock (other than Shares offered pursuant to the provisions of this Agreement) or securities convertible into or exchangeable for Common Stock, warrants or any rights to purchase or acquire Common Stock; provided, that such notice shall not be required in connection with the (i) issuance, grant or sale of Common Stock, options to purchase Common Stock or Common Stock issuable upon the exercise of options or other equity

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awards pursuant to any stock option, stock bonus or other stock or compensatory plan or arrangement described in the Prospectus, (ii) the issuance of securities in connection with an acquisition, merger or sale or purchase of assets described in the Prospectus, (iii) the issuance or sale of Common Stock pursuant to any dividend reinvestment plan that the Company may adopt from time to time provided the implementation of such is disclosed to the Agent, the Forward Seller and the Forward Purchaser in advance, (iv) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided the implementation of such is disclosed to the Agent, the Forward Seller and the Forward Purchaser in advance or (v) any shares of Common Stock issuable upon the exchange, conversion, or redemption of securities, including, but not limited to, operating partnership units in the Operating Partnership, as to which the Company is the general partner, or the exercise of warrants, options or other rights in effect or outstanding. To the extent requested in writing by the Company, the Agent, the Forward Seller and the Forward Purchaser shall keep notices provided under this Section 4(bb) confidential.

(cc)In connection with entering into any Forward, neither the Company nor any of its affiliates will acquire any long position (either directly or indirectly, including through a derivative transaction) with respect to shares of Common Stock.

5.Payment of Expenses.

(a)The Company and the Operating Partnership agree to pay the costs and expenses incident to the performance of their obligations under this Agreement, any Terms Agreement and the Master Forward Confirmation, whether or not the transactions contemplated hereby are consummated, including without limitation: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), the Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, the Prospectus, and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Shares; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Shares, including any stamp or transfer taxes in connection with the original issuance and sale of the Shares; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Shares; (v) the registration of the Shares under the Exchange Act and the listing of the Shares on NYSE; (vi) any registration or qualification of the Shares for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Agent, the Forward Seller, the Forward Purchaser and the Alternative Sales Agents relating to such registration and qualification, up to an aggregate $10,000); (vii) any filings required to be made with FINRA (including filing fees and the reasonable fees and expenses of counsel for the Agent, the Forward Seller, the Forward Purchaser and the Alternative Sales Agents (up to an aggregate $10,000 relating to such filings); (viii) the transportation and other expenses incurred by

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or on behalf of Company representatives in connection with presentations to prospective purchasers of the Shares (except that the cost of any aircraft chartered for use in such presentations shall be split evenly between the Company, on the one hand, and the Agent, the Forward Seller and the Forward Purchaser, collectively, on the other hand); (ix) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; (x) the fees and expenses of any transfer agent or register for the Shares and (xi) all other costs and expenses incident to the performance by the Company of its obligations hereunder;

(b)If an aggregate number of shares having at least an aggregate offering price of $10,000,000 have not been offered and sold under the Distribution Agreements by the eighteen month anniversary of the date of this Agreement (the “Determination Date”), the Company shall reimburse the Agent, the Forward Seller, the Forward Purchaser and the Alternative Sales Agents for all of their reasonable documented out-of-pocket expenses, including the reasonable fees, disbursements and expenses of counsel for the Agent, the Forward Seller, the Forward Purchaser and the Alternative Sales Agents in connection with this Agreement and the Registration Statement and ongoing services in connection with the transactions contemplated hereunder of the Agent, the Forward Seller and the Forward Purchaser, incurred by them in connection with the offering contemplated by the Distribution Agreements (collectively, the “Expenses”); provided, however, that the Company shall not be required to reimburse the Agent, the Forward Seller and the Forward Purchaser or any Alternative Sales Agents pursuant to this Section 5(b) for their Expenses in excess of $100,000 in the aggregate. The Expenses shall be due and payable by the Company to the Agent, the Forward Seller, the Forward Purchaser and each Alternative Sales Agent within sixty (60) days of the Determination Date. The Agent, the Forward Seller, the Forward Purchaser and the Alternative Sales Agents shall be solely responsible for allocating any fees received pursuant to this Section 5(b) among themselves. Except as expressly set forth in Section 5(a) or this Section 5(b), the Company shall not be responsible for any out-of-pocket or other expenses of the Agent, the Forward Seller and the Forward Purchaser in connection with the transactions contemplated by this Agreement.

6.Conditions to the Obligations of the Agent, the Forward Seller and the Forward Purchaser. The obligations of the Agent and the Forward Seller hereunder with respect to a Placement, the obligations of the Forward Purchaser hereunder with respect to the borrowing of Forward Hedge Shares in connection with a Placement and the obligations of the Agent under any Term Agreement shall be subject to (i) the accuracy of the representations and warranties on the part of the Company and the Operating Partnership contained herein as of the date of this Agreement or the Execution Time, as applicable, each Representation Date, and as of each Applicable Time, Settlement Date and Time of Delivery, (ii) to the performance by the Company and the Operating Partnership of their obligations hereunder and (iii) the following additional conditions:

(a)The Company shall have filed with the Commission the Prospectus on or prior to the date of this Agreement and any subsequent Base Prospectus or Prospectus Supplement prior to each Applicable Time and related Settlement Date, as applicable, in each case in the manner and within the time period required by Rule 424(b) with respect

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to any sale of Shares; any material required to be filed by the Company pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b)The Company shall have requested and caused Company Counsel to furnish to the Agent, the Forward Seller and the Forward Purchaser, on every date specified in Section 4(l) of this Agreement, opinions collectively covering the opinions the form of which are attached as Exhibit D, dated as of such date and addressed to the Agent, the Forward Seller and the Forward Purchaser. The Company shall have requested and caused Company Counsel, to furnish to the Agent, the Forward Seller and the Forward Purchaser, on every date specified in Section 4(l) of this Agreement, tax opinions, collectively covering the opinions the form of which are attached as Exhibit E, dated as of such date and addressed to the Agent, the Forward Seller and the Forward Purchaser.

(c)The Agent, the Forward Seller and the Forward Purchaser shall have received from Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Agent, the Forward Seller and the Forward Purchaser, on every date specified in Section 4(m) of this Agreement, such opinion or opinions, dated as of such date and addressed to the Agent, the Forward Seller and the Forward Purchaser, with respect to the issuance and sale of the Shares, the Registration Statement, the Disclosure Package, the Prospectus (together with any supplement thereto) and other related matters as the Agent, the Forward Seller and the Forward Purchaser may reasonably require, and the Company and the Operating Partnership shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(d)The Company shall have furnished or caused to be furnished to the Agent, the Forward Seller and the Forward Purchaser, on every date specified in Section 4(k) of this Agreement, a certificate of the Company and the Operating Partnership, signed by the Chief Executive Officer and the principal financial or accounting officer of the Company and the general partner of the Operating Partnership, dated as of such date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package and the Prospectus and any supplements or amendments thereto and this Agreement and that:

(i)the representations and warranties of the Company and the Operating Partnership in this Agreement are true and correct on and as of such date except those related to a specific date with the same effect as if made on such date and the Company and the Operating Partnership has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such date;

(ii)no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings

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for that purpose have been instituted or, to the Company’s knowledge or the Operating Partnership, threatened; and

(iii)since the date of the most recent financial statements included or incorporated by reference in the Disclosure Package, there has been no Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package.

(e)The Company shall have requested and caused the Accountants to have furnished to the Agent, the Forward Seller and the Forward Purchaser, on every date specified in Section 4(n) hereof and to the extent requested by the Agent, the Forward Seller and the Forward Purchaser in connection with any offering of the Shares, letters (which may refer to letters previously delivered to the Agent, the Forward Seller and the Forward Purchaser), dated as of such date, in form and substance satisfactory to the Agent, the Forward Seller and the Forward Purchaser, which letters shall cover, without limitation, the various financial statements and disclosures contained or incorporated by reference in the Registration Statement and the Prospectus and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings as contemplated in the Statement on Auditing Standards No. 72, as well as confirming that they have performed a review of any unaudited interim financial information of the Company included or incorporated by reference in the Registration Statement and the Prospectus in accordance with Statement on Auditing Standards No. 100.

References to the Prospectus in this paragraph (e) include any supplement thereto at the date of the letter.

(f)The Company shall have furnished or caused to be furnished to the Agent, the Forward Seller and the Forward Purchaser, on every date specified in Section 4(p) of this Agreement, a certificate of the Company, signed by the principal financial or accounting officer of the Company, dated as of such date and addressed to the Agent, the Forward Seller and the Forward Purchaser, substantially in the form of Annex II hereto.

(g)Since the respective dates as of which information is disclosed in the Registration Statement, the Disclosure Package and the Prospectus, except as otherwise stated therein, there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (e) of this Section 6 or (ii) any material and adverse change, or development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package (exclusive of any amendment or supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, in the sole judgment of the Agent, the Forward Seller or the Forward Purchaser, makes it impractical or inadvisable to proceed with the offering or delivery of the Shares as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

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(h)Intentionally omitted.

(i)FINRA shall not have raised any objection with respect to the fairness and reasonableness of the terms and arrangements under this Agreement.

(j)The Shares shall have been listed and admitted and authorized for trading on the NYSE, and satisfactory evidence of such actions shall have been provided to the Agent, the Forward Seller and the Forward Purchaser.

(k)Prior to each Settlement Date and Time of Delivery, as applicable, the Company shall have furnished to the Agent, the Forward Seller and the Forward Purchaser such further information, certificates and documents as the Agent, the Forward Seller and the Forward Purchaser may reasonably request.

(l)All filings with the Commission required by Rule 424 under the Act to have been filed prior to the issuance of any Placement Notice hereunder or the date of any Terms Agreement shall have been made within the applicable time period prescribed for such filing by Rule 424.

(m)In no event may the Company issue a Placement Notice to sell an Issuance Amount or a Forward Hedge Amount, as the case may be, to the extent that the sum of (i) the Sales Price of the requested Issuance Amount or Forward Hedge Amount, as applicable, (ii) the aggregate Sales Price of all Shares issued under all previous Issuances and Forwards effected pursuant to the Distribution Agreements and (iii) the aggregate amount sold under any Terms Agreements (including under any terms agreements under any Separate Distribution Agreements) would exceed the Maximum Program Amount.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Agent, the Forward Seller and the Forward Purchaser and counsel for the Agent, the Forward Seller and the Forward Purchaser, this Agreement and all obligations of the Agent, the Forward Seller and the Forward Purchaser hereunder may be canceled at, or at any time prior to, any Settlement Date or Time of Delivery, as applicable, by the Agent, the Forward Seller and the Forward Purchaser solely with respect to the Agent, the Forward Seller or the Forward Purchaser and the Agent’s, the Forward Seller’s or the Forward Purchaser’s obligations. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Agent, the Forward Seller and the Forward Purchaser, at 4 Times Square, New York, New York, 10036, Attn: David J. Goldschmidt, on each such date as provided in this Agreement.

7.Indemnification and Contribution.

(a)The Company and the Operating Partnership jointly and severally agree to indemnify and hold harmless the Agent, the Forward Seller and the Forward Purchaser,

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the directors, officers, employees, affiliates and agents of the Agent, the Forward Seller and the Forward Purchaser and each person who controls any of the Agent, the Forward Seller or the Forward Purchaser within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Shares as originally filed or in any amendment thereof, or in the Base Prospectus, the Prospectus Supplement, the Prospectus, or any Issuer Free Writing Prospectus or in any amendment thereof or supplement thereto or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that none of the Company or the Operating Partnership will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Agent, the Forward Seller and the Forward Purchaser specifically for inclusion therein. This indemnity agreement will be in addition to any liability that the Company or the Operating Partnership may otherwise have.

(b)The Agent, the Forward Seller and the Forward Purchaser, severally and not jointly, agree to indemnify and hold harmless the Company, the Operating Partnership, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company or the Operating Partnership within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company and the Operating Partnership to the Agent, the Forward Seller and the Forward Purchaser, but only with reference to written information relating to the Agent, the Forward Seller and the Forward Purchaser furnished to the Company by the Agent, the Forward Seller and the Forward Purchaser specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which the Agent, the Forward Seller or the Forward Purchaser may otherwise have. Each of the Company and the Operating Partnership acknowledges that the name and contact information of the Agent, the Forward Seller and the Forward Purchaser in the Prospectus Supplement and the Prospectus constitute the only information furnished in writing by or on behalf of the Agent, the Forward Seller and the Forward Purchaser for inclusion in the Prospectus Supplement, the Prospectus or any Issuer Free Writing Prospectus.

(c)Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the failure so to

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notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. It is understood and agreed that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all indemnified parties. Except as expressly provided in this Section 7, the indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent (which consent shall not be unreasonably withheld), but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify each indemnified party from and against any loss or liability by reason of such settlement or judgment; provided, however, that if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this Section 7(c), the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (1) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request; (2) such indemnifying party shall have received notice of the terms of such settlement at least 45 days prior to such settlement being entered into and (3) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such

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settlement, compromise or consent: (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include an admission of fault.

(d)In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 7 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Operating Partnership, jointly and severally, and the Agent, the Forward Seller or the Forward Purchaser, severally, agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending the same) (collectively, the “Losses”) to which the Company, the Operating Partnership and the Agent, the Forward Seller or the Forward Purchaser may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and the Operating Partnership on the one hand and by the Agent, the Forward Seller or the Forward Purchaser on the other from the offering of the Shares. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Operating Partnership, jointly and severally, and the Agent, the Forward Seller or the Forward Purchaser, severally, shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Operating Partnership, on the one hand, and the Agent, the Forward Seller or the Forward Purchaser, on the other, with respect to the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations. Benefits received by the Company and the Operating Partnership, on the one hand, and the Agent, the Forward Seller or the Forward Purchaser, on the other, shall be deemed to be in the same proportions as (a) in the case of the Company and the Operating Partnership, (x) the total Net Proceeds from the offering of the Issuance Shares for each Issuance under this Agreement or a Terms Agreement (before deducting expenses) received by the Company and the Operating Partnership bear to the aggregate Sales Price of the Issuance Shares, or (y) the Actual Sold Forward Amount for each Forward under this Agreement, multiplied by the Forward Hedge Price for such Forward (the “Net Forward Proceeds”), bears to the sum of the Net Forward Proceeds and the Actual Forward Commission (as defined below) (such sum, the “Gross Forward Amount”), (b) in the case of the Agent, the total commissions received by the Agent bear to the aggregate Sales Price of the Issuance Shares, (c) in the case of the Forward Seller, the Actual Sold Forward Amount for each Forward under this Agreement, multiplied by the Forward Hedge Selling Commission for such Forward (the “Actual Forward Commission”), bear to the Gross Forward Amount, and (d) in the case of the Forward Purchaser, the aggregate net Spread (as such term is defined in the related Forward Contract for each Forward and net of any related stock borrow costs or other costs or expenses actually incurred) for each Forward executed in connection with this Agreement bears to the Gross Forward Amount. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company and the Operating Partnership, on the one hand, or the Agent, the Forward Seller and the Forward Purchaser, on the other, and the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such

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untrue statement or omission. The Company, the Operating Partnership, the Agent, the Forward Seller and the Forward Purchaser agree that it would not be just and equitable if contributions pursuant to this Section 7 were to be determined by pro rata allocation (even if the Agent, the Forward Seller and the Forward Purchaser were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. Notwithstanding the foregoing provisions of this Section 7, (i) neither the Agent nor the Forward Seller shall be required to contribute any amount in excess of the amount by which the commissions with respect to the offering of the Issuance Shares or the aggregate Forward Hedge Selling Commissions, as the case may be, received by it under this Agreement exceeds the amount of any damages which the Agent or the Forward Seller has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and (ii) the Forward Purchaser shall in no event be required to contribute any amount in excess of the amount by which the aggregate net Spread (as such term is defined in the relevant Forward Contract and net of any related stock borrow costs or other costs or expenses actually incurred) for all Forward Contracts entered into pursuant to this Agreement exceeds the amount of any damages the Forward Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentations (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, any person who controls the Agent, the Forward Seller or the Forward Purchaser within the meaning of either the Act or the Exchange Act, and any affiliates, officers, directors, partners, employees or agents thereof, will have the same rights to contribution as the Agent, the Forward Seller or the Forward Purchaser, as applicable, and any person who controls the Company or the Operating Partnership within the meaning of either the Act or the Exchange Act, each director of the Company, and each officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company and the Operating Partnership, subject in each case to the provisions hereof.

8.Termination.

(a)The Company shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement relating to the solicitation of offers to purchase the Shares in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that (i) if Shares have been sold through the Agent or the Forward Seller, then Section 4(t) shall remain in full force and effect, (ii) with respect to any pending sale through the Agent or the Forward Seller, the obligations of the Company and the Operating Partnership, including in respect of compensation of the Agent, the Forward Seller and the Forward Purchaser, shall remain in full force and effect notwithstanding the termination and (iii) the provisions of Sections 2, 5, 7, 9, 10, 12 and 14 of this Agreement shall remain in full force and effect notwithstanding such termination.

(b)The Agent, the Forward Seller or the Forward Purchaser may terminate this Agreement solely with respect to itself, by notice to the Company at any time. Any such termination shall have no effect on the obligations of any other party under this Agreement. Any

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such termination shall be without liability of any party to any other party except that the provisions of Sections 2, 5, 7, 9, 10, 12 and 14 of this Agreement shall remain in full force and effect notwithstanding such termination.

(c)Unless earlier terminated pursuant to this Section 8, this Agreement shall automatically terminate on the date that the aggregate offering price of the Shares sold pursuant to the Distribution Agreements and any Terms Agreements (including under any term agreements under any Separate Distribution Agreements) equals the Maximum Program Amount, provided that if a “Supplemental Confirmation” required to be executed pursuant to Section 3(g) of this Agreement has not been executed on or prior to such date, then the provisions of this Agreement as they relate to the Forward for the relevant Forward Hedge Selling Period shall survive such termination until such “Supplemental Confirmation” has been executed or deemed effective pursuant to such Forward.

(d)This Agreement shall remain in full force and effect unless terminated pursuant to Sections 8(a), (b) or (c) above or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement shall in all cases be deemed to provide that Sections 2, 5, 7, 9, 10, 12 and 14 shall remain in full force and effect.

(e)Any termination of this Agreement (other than pursuant to Section 8(c)) shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by the Agent, Forward Seller, Forward Purchaser or the Company, as the case may be. If such termination shall occur prior to the Settlement Date or Time of Delivery for any sale of the Shares, such sale shall settle on the Issuance Settlement Date. For the avoidance of doubt, any termination shall not affect or impair any party’s obligations with respect to any Shares sold hereunder prior to the occurrence thereof (including, in the case of any Forward Hedge Shares, the obligation to enter into the “Supplemental Confirmation” in respect thereof).

(f)In the case of any purchase of Shares by the Agent pursuant to a Terms Agreement, the obligations of the Agent pursuant to such Terms Agreement shall be subject to termination, in the absolute discretion of the Agent, by notice given to the Company prior to the Time of Delivery relating to such Shares, if at any time prior to such delivery and payment (i) trading in the Company’s Common Stock shall have been suspended by the Commission or the NYSE or trading in securities generally on the NYSE shall have been suspended or limited or minimum prices shall have been established on such exchange, (ii) a banking moratorium shall have been declared either by federal or New York State authorities, (iii) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or (iv) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Agent, impractical or inadvisable to proceed with the offering or delivery of the Shares as contemplated by the Prospectus (exclusive of any amendment or supplement thereto)

9.Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers or of the Operating Partnership and of the Agent, the Forward Seller and the Forward Purchaser set

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forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by the Agent, the Forward Seller and the Forward Purchaser or the Company or the Operating Partnership or any of the officers, directors, employees, affiliates, agents or controlling persons referred to in Section 7 hereof, and will survive delivery of and payment for the Shares and the settlement of any Forwards.

10.Notices. All communications hereunder will be in writing and effective only on receipt, and will be mailed or delivered:

(a)if to the Agent or the Forward Seller, to [●]

(b)if to the Forward Purchaser, to [●]

(c)if sent to the Company or the Operating Partnership, will be mailed to Easterly Government Properties, Inc., 2101 L Street NW, Suite 650, Washington, D.C. 20037 or telefaxed to (617) 581-1440, Attention: William C. Trimble, III, with a copy to Goodwin Procter LLP, 100 Northern Avenue, Boston, MA 02210, Attention: Mark S. Opper (facsimile (617) 523-1231).

11.Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees or agents, and no other person will have any right or obligation hereunder.

12.No Fiduciary Duty. Each of the Company and the Operating Partnership hereby acknowledges and agrees that (a) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Agent, the Forward Seller and the Forward Purchaser (and any affiliate through which the Agent, the Forward Seller or the Forward Purchaser may be acting), on the other, (b) the Agent, the Forward Seller and the Forward Purchaser is acting solely as agent and/or as principal in connection with the public offering of the Shares and in connection with each transaction contemplated by this Agreement, any Terms Agreement and the Master Forward Confirmation and the process leading to such transactions, and no fiduciary or advisory relationship between the Company or any of its respective affiliates, stockholders (or other equity holders), creditors or employees or any other party, on the one hand, and the Agent, the Forward Seller and the Forward Purchaser, on the other hand, has been or will be created in respect of any of the transactions contemplated by this Agreement, any Terms Agreement and the Master Forward Confirmation, irrespective of whether or not the Agent, the Forward Seller or the Forward Purchaser has advised or is advising the Company on other matters, and none of the Agent, the Forward Seller or the Forward Purchaser has any obligation to the Company with respect to the transactions contemplated by this Agreement, any Terms Agreement or the Master Forward Confirmation except the obligations expressly set forth herein and therein, (c) it is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement, any Terms Agreement and the Master Forward Confirmation, (d) none of the Agent, the Forward Seller or the Forward Purchaser has provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated by this Agreement, any Terms Agreement or the Master Forward Confirmation and it has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, (e)

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it is aware that the Agent, the Forward Seller and the Forward Purchaser and their respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and the Agent, the Forward Seller and the Forward Purchaser have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship or otherwise, (f) the Sales Price of the Shares sold pursuant to this Agreement, any Terms Agreement or any Forward Contract will not be established by the Agent, the Forward Seller or the Forward Purchaser, (f) it waives, to the fullest extent permitted by law, any claims it may have against the Agent, the Forward Seller and the Forward Purchaser for breach of fiduciary duty or alleged breach of fiduciary duty in connection with the sale of Shares under this Agreement, any Terms Agreement and the Master Forward Confirmation and agrees that none of the Agent, the Forward Seller or the Forward Purchaser shall have any liability (whether direct or indirect, in contract, tort or otherwise) to it in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on its behalf or in right of it or the Company, employees or creditors of Company and (g) the Company’s engagement of the Agent and the Forward Seller in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, each of the Company and the Operating Partnership agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether the Agent, the Forward Seller or the Forward Purchaser have advised or are currently advising the Company or the Operating Partnership on related or other matters). Each of the Company and the Operating Partnership agrees that it will not claim that any of the Agent, the Forward Seller or the Forward Purchaser has rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company or the Operating Partnership, as applicable, in connection with such transaction or the process leading thereto.

13.Integration. This Agreement and any Terms Agreement supersede all prior agreements and understandings (whether written or oral) between the Company, the Operating Partnership and the Agent, the Forward Seller and the Forward Purchaser, or any of them, with respect to the subject matter hereof. None of this Agreement, any Terms Agreement or any term hereof or thereof may be amended except pursuant to a written instrument executed by the Company and the Agent, the Forward Seller and the Forward Purchaser. In the event that any one or more of the provisions contained herein or in any Terms Agreement, or the application thereof in any circumstance, is held invalid, illegal or unenforceable as written by a court of competent jurisdiction, then such provision shall be given full force and effect to the fullest possible extent that it is valid, legal and enforceable, and the remainder of the terms and provisions herein or in the relevant Terms Agreement shall be construed as if such invalid, illegal or unenforceable term or provision was not contained herein or therein, but only to the extent that giving effect to such provision and the remainder of the terms and provisions hereof or thereof shall be in accordance with the intent of the parties as reflected in this Agreement and in any Terms Agreement. In the event of a conflict between the terms of this Agreement and the terms of a Terms Agreement, the terms of such Terms Agreement shall control.

14.Recognition of the U.S. Special Resolution Regimes.

(a)In the event that the Agent, the Forward Seller or the Forward Purchaser becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from the Agent, the Forward Seller or the Forward Purchaser of this Agreement, and any interest and

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obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)In the event that the Agent, the Forward Seller or the Forward Purchaser that is a Covered Entity or a BHC Act Affiliate of the Agent, the Forward Seller or the Forward Purchaser becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against the Agent, the Forward Seller or the Forward Purchaser are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 14, “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b), (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b) or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

15.Applicable Law. This Agreement and any Terms Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

16.Waiver of Jury Trial. The Company, the Operating Partnership, the Agent, the Forward Seller and the Forward Purchaser each hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement, the Forward Contracts, any Terms Agreement or the transactions contemplated hereby or thereby.

17.Counterparts. This Agreement, any Forward Contract and any Terms Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

18.Headings. The section headings used in this Agreement and any Terms Agreement are for convenience only and shall not affect the construction hereof.

19.Definitions. The terms that follow, when used in this Agreement and any Terms Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

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“Actual Sold Forward Amount” means, for any Forward Hedge Selling Period (as defined below) for any Forward (as defined below) or any portion thereof, as the context may require, the number of Forward Hedge Shares that the Forward Seller has sold during such Forward Hedge Selling Period or any portion thereof, respectively.

“Aggregate Forward Hedge Price” means, with respect to a period, the product of the Actual Sold Forward Amount during such period and the Forward Hedge Price during such period.

“Applicable Time” shall mean, with respect to any Shares, the time of sale of such Shares pursuant to this Agreement or any relevant Terms Agreement.

“Base Prospectus” shall mean the base prospectus referred to in Section 2(b) above contained in the Registration Statement at the Execution Time.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Capped Number” with respect to any Forward Contract has the meaning set forth in such Forward Contract.

“Code” shall mean the United States Internal Revenue Code of 1986, as amended, or any successor thereto.

“Commission” shall mean the Securities and Exchange Commission.

“Commitment Period” means the period commencing on the date of this Agreement and expiring on the date this Agreement is terminated pursuant to Section 8.

“Disclosure Package” shall mean (i) the Base Prospectus, (ii) the Prospectus Supplement, (iii) the Issuer Free Writing Prospectuses, if any, identified in Schedule I hereto, (iv) the public offering price of Shares sold at the relevant Applicable Time as specified in a Terms Agreement and (v) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or becomes effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

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“Forward” means the transaction resulting from each Placement Notice (as defined below) (as amended by the corresponding Acceptance (as defined below), if applicable) specifying that it relates to a “Forward” and requiring the Forward Seller to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell, as specified in such Placement Notice and subject to the terms and conditions of this Agreement and the applicable Forward Contract, the Forward Hedge Shares.

“Forward Contract” means, for each Forward, the contract evidencing such Forward between the Company and the Forward Purchaser, which shall be comprised of the Master Forward Confirmation and the related “Supplemental Confirmation” (as defined in the Master Forward Confirmation) for such Forward.

“Forward Hedge Amount” means, for any Forward, the amount specified as such in the Placement Notice for such Forward (as amended by the corresponding Acceptance, if applicable), which amount shall be the target aggregate Sales Price of the Forward Hedge Shares to be sold by the Forward Seller in respect of such Forward, subject to the terms and conditions of this Agreement.

“Forward Hedge Price” means, for any Forward Contract, the product of (x) an amount equal to one (1) minus the Forward Hedge Selling Commission Rate for such Forward Contract and (y) the Volume-Weighted Hedge Price.

“Forward Hedge Selling Commission” means, for any Forward Contract, the product of (x) the Forward Hedge Selling Commission Rate for such Forward Contract and (y) the Volume-Weighted Hedge Price.

“Forward Hedge Selling Commission Rate” means, for any Forward Contract, a rate of any commission, discount or other compensation to be paid by the Company to the Forward Seller in connection with the sale of the Forward Hedge Shares, which shall be determined in accordance with the terms set forth on Exhibit C and recorded in the applicable Placement Notice (as amended by the corresponding Acceptance, if applicable).

“Forward Hedge Selling Period” means, subject to Section 3(c) hereof, the period of such number of consecutive Trading Days (as determined by the Company in the Company’s sole discretion and specified in the applicable Placement Notice (as amended by the corresponding Acceptance, if applicable) specifying that it relates to a “Forward”), beginning on the date specified in the applicable Placement Notice (as amended by the corresponding Acceptance, if applicable) or, if such date is not a Trading Day, the next Trading Day following such date and ending on the last such Trading Day or such earlier date on which the Forward Seller shall have completed the sale of Forward Hedge Shares in connection with the applicable Forward; provided that if, prior to the scheduled end of any Forward Hedge Selling Period (x) any event occurs that would permit the Forward Purchaser to designate a “Scheduled Trading Day” as an “Early Valuation Date” (as each such term is defined in the Master Forward Confirmation) under, and pursuant to the

45

provisions opposite the caption “Early Valuation” in Section 2 of the Master Forward Confirmation or (y) a “Bankruptcy Termination Event” (as such term is defined in the Master Forward Confirmation) occurs, then the Forward Hedge Selling Period shall, upon the Forward Seller becoming aware of such occurrence, immediately terminate as of the first such occurrence. Any Forward Hedge Selling Period then in effect shall immediately terminate upon the termination of this Agreement pursuant to Section 6 or Section 8 hereof and as set forth in Sections 3(b) and 3(v) hereof.

“Forward Hedge Settlement Date” means, for any Forward Contract, unless specified in the applicable Placement Notice (as amended by the corresponding Acceptance, if applicable), the second (2nd) Trading Day (as defined below) (or such earlier day as is industry practice for regular-way trading) following a date on which sales of any Forward Hedge Shares are made.

“Forward Hedge Shares” means all Common Stock borrowed by the Forward Purchaser or its affiliate and offered and sold by the Forward Seller or its affiliate in connection with any Forward that has occurred or may occur in accordance with the terms and conditions of this Agreement. Where the context requires, the term “Forward Hedge Shares” as used herein shall include the definition of the same under the Separate Distribution Agreements.

“Forward Purchaser” has the meaning set forth in the introductory paragraph of this Agreement. If a Forward Purchaser has not been identified in the introductory paragraph of this Agreement, the Company agrees that all provisions of this Agreement related to the Forward Purchaser are not applicable hereunder.

“Forward Seller” has the meaning set forth in the introductory paragraph of this Agreement. If a Forward Seller has not been identified in the introductory paragraph of this Agreement, the Company agrees that all provisions of this Agreement related to the Forward Seller are not applicable hereunder.

“Forward Settlement Shares” means any shares of Common Stock to be sold pursuant to any Forward Contract.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Issuance” means each occasion the Company elects to exercise its right to enter into a Terms Agreement or deliver a Placement Notice that does not involve a Forward and that specifies that it relates to an “Issuance” and, pursuant to a Placement Notice, requires the Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell the Issuance Shares as specified in such Placement Notice, subject to the terms and conditions of this Agreement.

“Issuance Amount” means, for any Issuance, the amount specified as such in the Placement Notice or Terms Agreement for such Issuance, which amount, in the case of an Issuance pursuant to a Placement Notice, shall be the target aggregate Sales Price of

46

the Issuance Shares to be sold by the Agent, subject to the terms and conditions of this Agreement.

“Issuance Selling Period” means the period of such number of consecutive Trading Days (as determined by the Company in the Company’s sole discretion and specified in the applicable Placement Notice specifying that it relates to an “Issuance”) beginning on the date specified in the applicable Placement Notice or, if such date is not a Trading Day, the next Trading Day following such date.

“Issuance Settlement Date” means, unless otherwise specified in the applicable Placement Notice or Terms Agreement, the second (2nd) Trading Day (or such earlier day as is industry practice for regular-way trading) following a date on which sales of any Issuance Shares are made.

“Issuance Shares” means all shares of Common Stock issued or issuable pursuant to an Issuance that has occurred or may occur in accordance with the terms and conditions of this Agreement. Where the context requires, the term “Issuance Shares” as used herein, shall include the definition of the same under the Separate Distribution Agreements.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Master Forward Confirmation” means the Master Confirmation for Issuer Share Forward Transactions substantially in the form attached hereto as Exhibit F, dated as of the date hereof, by and among the Company and the Forward Purchaser, including all provisions incorporated by reference therein.

“Maximum Program Amount” shall mean Shares with an aggregate gross sales price of $[200,000,000] (or, if less, the aggregate amount of Shares registered under the Registration Statement).

“Operating Partnership” shall mean Easterly Government Properties LP, a Delaware limited partnership.

“Permitted Encumbrances” shall mean each of the following: (i) mechanics’, carriers’, workers’, repairers’, materialmen’s, warehousemen’s and other similar liens and encumbrances for construction in progress or which have otherwise arisen in the ordinary course of business; (ii) liens for taxes not yet delinquent or being contested in good faith and for which there are adequate reserves on the financial statements of the owner of the applicable Property; (iii) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected Property or interfere with the ordinary course business of the Company or any of its subsidiaries; and (iv) liens arising under conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business.

47

“Prospectus” shall mean the Base Prospectus, as supplemented by the Prospectus Supplement.

“Prospectus Supplement” shall mean the most recent prospectus supplement relating to the Shares that was first filed pursuant to Rule 424(b) as of the date of this Agreement.

“Registration Statement” shall mean the registration statement referred to in Section 2(b) above, including exhibits and financial statements and any prospectus supplement relating to the Shares that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended on each Effective Date and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be.

“REIT” shall mean a real estate investment trust under the Code.

“Rule 158”, “Rule 163”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430B”, “Rule 433”, “Rule 456”, “Rule 457” and “Rule 462” refer to such rules under the Act.

“Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 2(a) hereof.

“Sales Price” means, for each Forward or each Issuance hereunder, the actual sale execution price of each Forward Hedge Share or Issuance Share, as the case may be, sold by the Agent or the Forward Seller on the NYSE hereunder in the case of ordinary brokers’ transactions, or as otherwise agreed by the parties in other methods of sale; provided that the aggregate Sales Price of the Shares that may be sold pursuant to the Distribution Agreements shall not exceed the Maximum Program Amount. Where the context requires, the term “Sales Price” as used herein shall include the definition of the same under the Separate Distribution Agreements.

“Selling Period” means any Forward Hedge Selling Period or any Issuance Selling Period.

“Settlement Date” means, unless the Company and the Agent shall otherwise agree (including in any Terms Agreement), any Forward Hedge Settlement Date or any Issuance Settlement Date, as applicable.

“Shares” shall have the meaning set forth in Section 1 hereof, provided, however, that where the context requires, the term “Shares” as used herein shall include the definition of the same under the Separate Distribution Agreements.

48

“Trading Day” means any day which is a trading day on the NYSE, other than a day on which trading is scheduled to close prior to its regular weekday closing time.

“Volume-Weighted Hedge Price” has the meaning set forth in the Master Forward Confirmation; provided that, for purposes of determining the Aggregate Forward Hedge Price payable to the Forward Purchaser in respect of a Trading Day on which the Forward Seller has made sales of Forward Hedge Shares hereunder pursuant to Section 3(e), the Volume-Weighted Hedge Price shall be determined solely with respect to the Forward Hedge Shares sold by the Forward Seller on such Trading Day.

49

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, the Operating Partnership and the Agent, the Forward Seller and the Forward Purchaser.

Very truly yours,

Easterly Government Properties, Inc.

By:
Name:
Title:

Easterly Government Properties LP

By: Easterly Government Properties, Inc.

By:
Name:
Title:

[Signature Page to Equity Distribution Agreement]

The foregoing Agreement is
hereby confirmed and accepted
as of the date first written above.

[       ]

By:
Name:
Title:

[        ]

By:
Name:
Title:

[Signature Page to Equity Distribution Agreement]

2

SCHEDULE I

Schedule of Free Writing Prospectuses included in the Disclosure Package

[None.]

[Form of Terms Agreement]ANNEX I

Easterly Government Properties, Inc.

Common Stock

Terms Agreement

______, 20__

[   ]

Dear Sirs:

Easterly Government Properties, Inc. (the “Company”) proposes, subject to the terms and conditions stated herein and in the Equity Distribution Agreement, dated March 4, 2019 (the “Equity Distribution Agreement”), between the Company, Easterly Government Properties LP, a Delaware limited partnership, [   ], as Agent and Forward Seller and [   ], as Forward Purchaser, to issue and sell to [   ] the securities specified in the Schedule I hereto (the “Purchased Shares”) [, and solely for the purpose of covering over-allotments, to grant to [   ] the option to purchase the additional securities specified in the Schedule I hereto (the “Additional Shares”)]. [To be included if parties agree on an option to cover over-allotments]

[   ] shall have the right to purchase from the Company all or a portion of the Additional Shares as may be necessary to cover over-allotments made in connection with the offering of the Purchased Shares, at the same purchase price per share to be paid by [   ] to the Company for the Purchased Shares. This option may be exercised by [   ] at any time (but not more than once) on or before the thirtieth day following the date hereof, by written notice to the Company. Such notice shall set forth the aggregate number of shares of Additional Shares as to which the option is being exercised, and the date and time when the Additional Shares are to be delivered (such date and time being herein referred to as the “Option Closing Date”); provided, however, that the Option Closing Date shall not be earlier than the Time of Delivery (as set forth in the Schedule I hereto) nor earlier than the second Business Day after the date on which the option shall have been exercised nor later than the fifth Business Day after the date on which the option shall have been exercised. Payment of the purchase price for the Additional Shares shall be made at the Option Closing Date in the same manner and at the same office as the payment for the Purchased Shares.] [To be included if parties agree on an option to cover over-allotments]

Each of the provisions of the Equity Distribution Agreement not specifically related to the solicitation by [   ], as agent of the Company, of offers to purchase securities is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Terms Agreement [and] [,] the Time of Delivery [and any Option Closing Date] [To be included if parties agree on an option to cover over-allotments], except that each representation and warranty in Section 2 of the Equity Distribution Agreement which makes reference to the Prospectus (as therein defined) shall be deemed to be a representation and warranty as of the date of the Equity Distribution Agreement in relation to the Prospectus, and also a representation and warranty as of the date of this Terms Agreement [and] [,] the Time of Delivery [and any Option Closing Date] [To be included if parties agree on an option to cover over-allotments] in relation to the Prospectus as amended and supplemented to relate to the Purchased Shares.

[An amendment to the Registration Statement (as defined in the Equity Distribution Agreement), or a supplement to the Prospectus, as the case may be, relating to the Purchased Shares [and the Additional Shares] [To be included if parties agree on an option to cover over-allotments], in the form heretofore delivered to the Agent is now proposed to be filed with the Securities and Exchange Commission.]

Subject to the terms and conditions set forth herein and in the Equity Distribution Agreement which are incorporated herein by reference, the Company agrees to issue and sell to [   ] and the latter agrees to purchase from the Company the number of shares of the Purchased Shares at the time and place and at the purchase price set forth in the Schedule I hereto. Nothing contained in this Terms Agreement or in the Equity Distribution Agreement shall prohibit the Company from entering into a Terms Agreement or similar agreement with respect to the offering, issuance and sale of any securities of the Company with any other institution and the offering, issuance and sale of such securities at any time pursuant to the terms of such agreement.

2

If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, whereupon this Terms Agreement, including those provisions of the Equity Distribution Agreement incorporated herein by reference, shall constitute a binding agreement between the Agent and the Company.

Easterly Government Properties, Inc.
By:
Name:
Title:

ACCEPTED as of the date
first written above.

[ ]

By:
Name:
Title:

3

Title of Purchased Shares [and Additional Shares]:
Common Stock, par value $0.01 per share

Number of Shares of Purchased Shares:

[Number of Shares of Additional Shares:]

[Price to Public:]

Purchase Price by [ ]:

Method of and Specified Funds for Payment of Purchase Price:
By wire transfer to a bank account specified by the Company in same day funds.

Method of Delivery:
Free delivery of the Shares to the Agent’s account at The Depository Trust Company in return for payment of the purchase price.

Time of Delivery:

Closing Location:

Lock-up:

Documents to be Delivered:

The following documents referred to in the Equity Distribution Agreement shall be delivered as a condition to the closing at the Time of Delivery [and on any Option Closing Date]:
(1) The opinion referred to in Section 4(l).

(2) The opinion referred to in Section 4(m).
(3) The accountants’ letter referred to in Section 4(n).
(4) The officers’ certificate referred to in Section 4(k).
(5) Such other documents as the Agent shall reasonably request.

FORM OF PLACEMENT NOTICE

From:	[ ]

Cc:	[ ]

To:	[ ]

Subject:	Equity Distribution-Placement Notice

Ladies and Gentlemen:

Reference is made to the Equity Distribution Agreement among Easterly Government Properties, Inc. (the “Company”), Easterly Government Properties LP, a Delaware limited partnership (the “Operating Partnership”), [   ] (the “Forward Purchaser”) and [   ] (in its capacity as agent for the Company in connection with the offering and sale of any Issuance Shares thereunder, the “Agent,” and in its capacity as agent for the Forward Purchaser in connection with the offering and sale of any Forward Hedge Shares thereunder, the “Forward Seller”), dated as of March 4, 2019 (the “Equity Distribution Agreement”). Capitalized terms used in this Placement Notice without definition shall have the respective definitions ascribed to them in the Equity Distribution Agreement. This Placement Notice relates to [an “Issuance”] [a “Forward”]. The Company confirms that all conditions to the delivery of this Placement Notice are satisfied as of the date hereof.

The Company and the Operating Partnership represent and warrant that each representation, warranty, covenant and other agreement of the Company and Operating Partnership contained in the Equity Distribution Agreement [and any Master Forward Confirmation] is true and correct on the date hereof, and that the Prospectus, including the documents incorporated by reference therein, and any applicable Issuer Free Writing Prospectus, as of the date hereof, do not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

Number of Days in [Issuance] [Forward Hedge] Selling Period:	$	[ ]
First Date of [Issuance] [Forward Hedge] Selling Period:	[ ]
Maximum Number of Shares to be Sold:	[ ]
[Issuance] [Forward Hedge] Amount:	$	[ ]
Minimum Price (Adjustable by Company during the [Issuance] [Forward Hedge] Selling Period, and in no event less than $1.00 per share):	$	[ ]	per share
[[Forward Hedge Selling Commission Rate]:		[ ]	%
[Number of Shares that would result in an Excess Charter Ownership Position (as defined in the Master Forward Confirmation) as of the date hereof less one Share]		[ ]

Forward Price Reduction Date	Forward Price Reduction Amounts
[ ]	$	[ ]
[ ]	$	[ ]
[ ]	$	[ ]
[ ]	$	[ ]

Spread:	[ ] basis points
Initial Stock Loan Rate:	[ ] basis points
Maximum Stock Loan Rate:	[ ] basis points
Regular Dividend Amounts Per Calendar Quarter:	$ [ ]
Maturity Date:	[ ]
Minimum Price (Adjustable by Company during the [Issuance] [Forward Hedge] Selling Period:	$ [ ] per share